Filed Pursuant to Rule 424(b)(2)
Registration No. 333-183587

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities and we are not soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS SUPPLEMENT, DATED AUGUST 11 , 2014

Dejour Energy Inc.

____________________ Units consisting of
One Common Share and
One warrant to purchase one Common Share

     We are offering         common shares, no par value, and warrants to purchase up to         common shares issuable from time to time upon the exercise of the warrants. We are offering the common shares and warrants in units, each unit consisting of one common share together with one warrant, each warrant exercisable at a price of $          for one common share. Each warrant will entitle the holder to purchase one common share, subject to adjustment, at any time, prior to the earlier of (a) the close of business on December 31, 2015 or (b) (i) with respect to half the common shares exercisable pursuant to the warrants, if at any time on or before December 1, 2014, the volume weighted average trading price per Common Share during any five consecutive trading day period on the NYSE MKT averages at least US$          per Common Share and we elect to accelerate half the warrant pursuant to the terms thereof (the date of expiration pursuant to such terms, the “Partial Termination Date”) and (ii) with respect to balance of the common shares exercisable pursuant to the warrants, if at any time on or before December 1, 2014 and 10 days after the Partial Termination Date, the volume weighted average trading price per Common Share during any five consecutive trading day period on the NYSE MKT averages at least US$          per Common Share and we elect to accelerate half the warrant pursuant to the terms thereof.

     The units will be sold at a negotiated price of $0.          per unit. Units will not be issued or certificated. The common shares and warrants are immediately separable and will be issued separately. We do not expect that the warrants will be listed for trading on any securities exchange.

     Our common shares are traded on the Toronto Stock Exchange and on the NYSE MKT (formerly NYSE Amex), in both cases under the symbol “DEJ.” On          , 2014, the last reported sale price of our common shares on the Toronto Stock Exchange was Cdn$          per common share and on the NYSE MKT was $          per common share. There is no market through which the warrants may be sold and purchasers may not be able to resell the warrants. This may affect the pricing of the warrants in the secondary market, the transparency and availability of trading prices, and the liquidity of the warrants. The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates on          , 2014, was approximately $          million. We have not issued any securities pursuant to Instruction I.B.5 of Form F-3 during the 12 calendar month period that ends on and includes the date of this prospectus supplement.

     Investing in our securities involves a high degree of risk. See the sections entitled “Risk Factors” beginning on page S-9 of this prospectus supplement, “Risk Factors” beginning on page 4 of the accompanying prospectus, and the risk factors described in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

     Neither the United States Securities Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

     The securities offered by this prospectus supplement and accompanying prospectus have not been and will not be qualified for sale under the securities laws of any province or territory in Canada and are not being offered for sale in Canada or to any resident of Canada and may not be offered or sold, directly or indirectly, in Canada, or to or for the account of any resident of Canada. This prospectus supplement and accompanying prospectus have not been filed in respect of, and will not qualify, any distribution of securities in any province or territory of Canada.

				Number of units		Total Offering
		Per unit		(1)		(2)
Offering price	$		$		$

Proceeds, before expenses, to us	$		$		$

(1)

A unit consists of one common share and one warrant to purchase one common share. This table does not include common shares issuable upon exercise of the warrants offered hereby. This table is based on the sale of          units and does not reflect the potential proceeds from the exercise of warrants covering additional common shares registered in this offering which have an exercise price of $          per common share. See “Description of Warrants” in this prospectus supplement. Assuming exercise of all the warrants at an exercise price of $          per share, the proceeds to us, before expenses, would be $          .

(2)

This table is based on the sale of all of the units offered hereunder and does not reflect the potential proceeds from the exercise of warrants covering additional common shares registered in this offering which have an exercise price of $          per common share. See “Description of Warrants” in this prospectus supplement. Assuming exercise of all the warrants at an exercise price of $          per share, the proceeds to us, before expenses, would be $          .

     We expect that delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about          , 2014.

     Prospective investors should be aware that the acquisition of the units may have tax consequences both in the United States and in Canada. This prospectus supplement and the accompanying prospectus may not describe these tax consequences fully. Investors should read the tax discussion in this prospectus supplement under the captions “Certain U.S. Federal Income Tax Considerations” and “Certain Canadian Federal Income Tax Considerations”.

The date of this prospectus supplement is          , 2014.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

            This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of units consisting of common shares and warrants, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not be applicable to this offering. To the extent there is a conflict between information contained in this prospectus supplement and information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement shall control.

            This prospectus supplement relates to a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, which we refer to as the “SEC”, utilizing a shelf registration process. Under this shelf registration process, we may, from time to time, offer and sell any of the securities or any combination of the securities described in the accompanying prospectus in one or more offerings. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

            You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

            These securities will not be offered or sold in Canada or to any individual or company in Canada in contravention of the securities laws of Canada or any province or territory thereof. We will not distribute any materials related to these securities in Canada in contravention of the securities laws of Canada or any province or territory thereof.

            Unless stated otherwise or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to the “Company,” “Dejour,” “we” or “us” includes Dejour Energy Inc. and each of its subsidiaries through which it conducts its business.

Currency and Financial Information

            Unless otherwise stated, currency amounts in this prospectus supplement are stated in United States dollars. References in this prospectus supplement to “$” are to U.S. dollars and references to “Cdn$” are to Canadian dollars. The consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus, and the selected consolidated financial data derived from those consolidated financial statements included in this prospectus supplement, are presented in Canadian dollars.

The following table lists, for each period presented, the high and low exchange rates, the average of the exchange rates during the period indicated, and the exchange rates at the end of the period indicated, for one Canadian dollar, expressed in United States dollars, based on the noon exchange rate published by the Bank of Canada.

	Six Months Ended
	June 30,		Year ended December 31,
	2014	2013	2013	2012	2011
High for the period	$0.9422	$1.0164	$1.0164	$1.0299	$1.0583
Low for the period	$0.8888	$0.9495	$0.9710	$0.9599	$0.9430
End of period	$0.9367	$0.9513	$0.9402	$1.0051	$0.9833
Average for the period	$0.9117	$0.9844	$0.9348	$1.004	$1.0111

            On August 11, 2014, the Bank of Canada’s noon exchange rate was Cdn$1.00 = $0.9145.

            On January 1, 2011, we adopted International Financial Reporting Standards (“IFRS”) for financial reporting purposes, using a transition date of January 1, 2010. Our annual audited consolidated financial statements for the year ended December 31, 2013, including 2012 and 2011 required comparative information, have been prepared in accordance with IFRS, as issued by the International Accounting Standards Board and interpretations of the International Financial Reporting Interpretations Committee. Our financial statements prior to the fiscal year ended December 31, 2010 were prepared in accordance with Canadian generally accepted accounting principles then in effect (“Canadian GAAP”). IFRS and Canadian GAAP differ from United States generally accepted accounting principles in certain respects, and therefore our financial statements may not be comparable to the financial statements of United States companies.

ENFORCEMENT OF CIVIL LIABILITIES

            The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated under the laws of the Province of British Columbia, Canada, that many of our officers and directors are residents of countries other than the United States, that some of the experts named in this prospectus supplement and the accompanying prospectus are residents of a countries other than the United States, and some of our assets and the assets of said persons may be located outside the United States. There is some doubt as to the enforceability in Canada in original actions, or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the United States federal securities laws. In addition, awards for punitive damages in actions brought in the United States or elsewhere may be unenforceable in Canada. See “Risk Factors – It may be difficult to enforce judgments or bring actions outside the United States against us and certain of our directors and officers.”

FORWARD-LOOKING STATEMENTS

            This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain “forward-looking statements” within the meaning of applicable securities legislation. Any statements that are not of historical fact and express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) may be forward-looking statements. Forward-looking statements concern such matters as our anticipated results and developments in our operations in future periods, planned exploration and, if warranted, development of our properties, plans related to our business and other matters that may occur in the future. Forward-looking statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

            In particular, the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus concern, among other things:

  drilling inventory, drilling plans and timing of drilling, re-completion and tie-in of wells;

  productive capacity of wells, anticipated or expected production rates and anticipated dates of commencement of production;

  drilling, completion and facilities costs;

  results of our various projects;

  ability to lower cost structure in certain of our projects;

  our growth expectations;

  timing of development of undeveloped reserves;

  the performance and characteristics of our oil and natural gas properties;

  oil and natural gas production levels;

  the quantity of oil and natural gas reserves;

  capital expenditure programs;

  supply and demand for oil and natural gas and commodity prices;

  the impact of federal, provincial, and state governmental regulation on our business;

  expected levels of royalty rates, operating costs, general administrative costs, costs of services and other costs and expenses;

  expectations regarding our ability to raise capital and to continually add to reserves through acquisitions, exploration and development;

  treatment under governmental regulatory regimes and tax laws; and

  realization of the anticipated benefits of acquisitions and dispositions.

            Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

  risks related to the marketability and price of oil and natural gas being affected by factors outside our control;

  risks related to world oil and natural gas prices being quoted in U.S. dollars and our production revenues being adversely affected by an appreciation in the Canadian dollar;

  risks related to our ability to execute projects being dependent on factors outside our control;

  risks related to oil and gas exploration having a high degree of risk and exploration efforts failing;

  risks related to cumulative unsuccessful exploration efforts;

  risks related to oil and natural gas operations involving hazards and operational risks;

  risks related to seasonal factors and unexpected weather;

  risks related to competition in the oil and gas industry;

  risks related to the fact that we do not control all of the assets that are used in the operation of our business;

  risks related to our ability to market oil and natural gas depending on our ability to transport the product to market;

  risks related to high demand for drilling equipment;

  risks related to title to our properties;

  risks related to our ability to continue to meet our oil and gas lease or license obligations;

  risks related to our ability to renew oil and gas leases and licenses;

  risks related to our anticipated substantial capital needs for oil and gas exploration, development and future acquisitions;

  risks related to our cash flow from reserves not being sufficient to fund our ongoing operations;

  risks related to covenants in issued debt, including those regarding working capital and those restricting the ability to conduct future financings;

  risks related to negotiations with lenders when we are in default with respect to covenants in issued debt;

  risks related to renewal or refinancing;

  risks related to our being exposed to third party credit risks;

  risks related to our being able to find, acquire, develop and commercially produce oil and natural gas;

  risks related to our properties not producing as projected;

  risks related to our estimated reserves being based upon estimates;

  risks related to future oil and gas revenues not resulting in revenue increases;

  risks related to our managing growth;

  risks related to our being dependent on key personnel;

  risks related to our operations being subject to federal, state, provincial, local and other laws, controls and regulations;

  risks related to uncertainty regarding claims of title and right of aboriginal people;

  risks related to environmental laws and regulations;

  risks related to our facilities, operations and activities emitting greenhouse gases;

  risks related to our not having paid dividends to date;

  risks related to our stock price being volatile;

  risks related to our being a foreign private issuer;

  risks related to the issuance of additional common shares negatively affecting the market price;

  risk related to losing our listing on the NYSE MKT; and

  risks related to the warrants.

            This list is not exhaustive of the factors that may affect the realization of the results contemplated by our forward-looking statements. Some of the important risks and uncertainties that could affect the realization of our expected results are described further under the sections entitled “Risk Factors” in this prospectus supplement, “Risk Factors and Uncertainties” in the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. If one or more of these risks or uncertainties materializes, or if our underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected. Forward-looking statements are not a prediction of future events or circumstances, and those future events or circumstances may not occur. Given these uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. Forward-looking statements are based on our beliefs, opinions and expectations at the time they are made and speak only as of the date they are made, and we do not assume any obligation to update our forward-looking statements if those beliefs, opinions, expectations or other circumstances should change, except as required by applicable law. We qualify all the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus by the foregoing cautionary statements.

PROSPECTUS SUPPLEMENT SUMMARY

            The following summary provides an overview of certain information about Dejour and may not contain all the information that is important to you. This summary is qualified in its entirety by, and should be read together with, the information contained in other parts of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before making a decision about whether to invest in our securities.

Our Company

            Dejour Energy Inc. was incorporated as “Dejour Mines Limited” on March 29, 1968, under the laws of the Province of Ontario. By articles of amendment dated October 30, 2001, our issued shares were consolidated on the basis of one new share for every 15 old shares, and the name of the company was changed to Dejour Enterprises Ltd. On June 6, 2003, our shareholders approved a resolution to complete a one-for-three-share consolidation, which became effective on October 1, 2003. Dejour was continued in British Columbia under the Business Corporations Act (British Columbia) in 2005. On March 9, 2011, Dejour changed its name to Dejour Energy Inc.

            Our authorized capital consists of an unlimited number of common shares, preferred shares and series 1 preferred shares. There are no indentures or agreements limiting the payment of dividends and there are no conversion rights, special liquidation rights, pre-emptive rights or subscription rights attaching to our common shares.

Our executive office is located at:

598 – 999 Canada Place
Vancouver, British Columbia V6C 3E1
Canada
Telephone: (604) 638-5050

Our Business

            We are in the business of acquiring, exploring and developing energy projects with a focus on oil and gas exploration in Canada and the United States. We hold approximately 62,400 net acres of oil and gas leases in the following regions:

  the Peace River Arch of northwestern British Columbia and northeastern Alberta, Canada; and

  the Piceance, Paradox and Uinta Basins in the U.S. Rocky Mountains.

            Over the past three years, we have evolved our forward focus from acquiring resource potential toward conversion of resources into reserves. This process involved several distinct steps on the same continuum including:

  classification and prioritization of acreage based on economic promise, technical robustness, infrastructural and logistic advantage and commercial maturity;

  evaluation and development planning for top tier acreage positions;

  developing partnerships within financial and industry circles to speed the exploitation process; and

  aggressively bringing production on line where feasible.

            As a result of these moves, our asset characterization has moved toward more tangible low-risk near-term development projects, moderate risk appraisal opportunities and moderate- to high-risk exploration potential.

            Our business objective is to grow our oil and gas production and generate sufficient cash flow to continue to expand our operations and enhance shareholder value.

Recent Developments

            In March 2014, we completed the purchase of certain natural gas producing assets and related processing facilities adjacent to our existing oilfield in Woodrush Field, Northern British Columbia (the “Drake/Woodrush Oilfield”). This acquisition of assets at Ft. St. John, British Columbia, resulting in the acquisition of an additional 9,600 net acres (44% developed). The assets acquired included a 54% working interest in a Halfway formation well, a 74% working interest in 2 shut-in natural gas wells, and a 96.8% working interest in a sour processing facility. Funding for the purchase was provided by cash on hand and available credit from the current credit facility of Dejour Energy (Alberta) Ltd. (“DEAL”) with its Canadian bank. The properties so acquired have a fair value of Cdn$2,146,000, applying a 10% discount factor to expected future net cash flows. We also assumed related decommissioning liabilities of $1,520,000, applying a weighted average discount rate of 2.04% and an inflation rate of 2%. The total cash consideration paid is $626,000.

            On June 30, 2014, we closed the sale of 65% of our working interest in the initial four wells drilled in 2013 at our Kokopelli project in Colorado, together with certain related production facilities, for Cdn$4,136,000 (US$3,876,000) cash and a 25% carried working interest in a US$16.0 million drilling and completion program planned for 2014 to be funded 100% by the purchaser of the assets.

            On July 3, 2014, we closed the acquisition of an additional 24% working interest in the Drake/Woodrush Oilfield to increase our working interest to 99%. As consideration for the purchase, we issued 9,600,000 common shares at a price of Cdn$0.202 per share for a deemed value of Cdn$1,939,000. A company controlled by our CEO has a 5% working interest in the Drake/Woodrush Oilfield and the CEO abstained from voting when our board of directors approved the acquisition. On July 14, 2014, we obtained the regulatory approval for the acquisition and the issuance of the shares from the TSX.

            On November 21, 2013, the NYSE MKT notified us that we were not in compliance with three of the NYSE MKT’s continued listing standards, namely:

1.

Section 1003(a)(ii) of the Company Guide since it reported stockholders’ equity of less than US$4,000,000 as of September 30, 2013 and net losses in three of its four most recent fiscal years then ended;

2.	Section 1003(a)(iii) of the Company Guide since it reported stockholders’ equity of less than US$6,000,000 as of September 30, 2013 and net losses in its five most recent years then ended, and

3.

Section 1003(a)(iv) of the Company Guide since it has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired it appears questionable , in the opinion of the Exchange, as to whether such it will be able to continue operations and/or meet its obligations as they mature.

            The NYSE MKT also requested that we submit a “Plan of Compliance” in prescribed form addressing how we intend to regain compliance with Sections 1003(a)(ii) and (iii) by May 22, 2015 and Section 1003(a)(iv) by April 4, 2014. We submitted our Plan of Compliance on the due date of December 23, 2013 and updated it on April 3, 2014 and July 15, 2014.

            In a letter dated June 18, 2014, NYSE MKT confirmed that we resolved the continued listing deficiencies with respect to Sections 1003(a)(ii) and (iii) of the Company Guide. With respect to the remaining deficiency NYSE MKT, in a letter dated August 4, 2014, stated that “the Exchange has determined that, in accordance with Section 1009 of the Company Guide, the Company made a reasonable demonstration of its ability to regain compliance with Section 1003(a)(iv) of the Company Guide by the end of the revised plan period of July 15, 2014”.

            Subject to making a public announcement that we are still not compliant with Section 1003(a)(iv), providing NYSE MKT staff with quarterly updates on the Company’s progress with respect to its original “Plan of Compliance” submitted on December 23, 2013, and obtaining NYSE MKT prior approval to issuing additional shares, NYSE MKT stated in its August 4, 2014 letter it is prepared to continue the listing of our shares for trading on NYSE MKT through November 30, 2014 at which time NYSE MKT will again review our progress toward achieving the targets established in the Plan of Compliance.

Further Information

            Prospective purchasers of units should read the description of our company and our business under the heading “Summary—The Company” in the accompanying prospectus and under the heading “ITEM 4. INFORMATION ON THE COMPANY” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2013, filed with the SEC on April 29, 2014 and incorporated by reference into this prospectus supplement and the accompanying prospectus.

THE OFFERING

            The following is a brief summary of certain terms of this offering and is not intended to be complete. It does not contain all of the information that will be important to a holder of common shares and warrants. For a more complete description of our common shares and warrants, see the sections entitled “Description of Common Shares” and “Description of Warrants” in this prospectus supplement and the accompanying prospectus.

Offering:	Units. Each unit consists of one common share and one warrant to purchase one common share. The common shares and warrants offered hereby are immediately separable and will be issued separately.

Anti-Dilution:

If we, at any time during the six months following the Closing Date (the “Equity Financing Adjustment Period”), complete an offering of Common Shares (or securities convertible into Common Shares) at a price or exercise price per Common Share of less than the purchase price for the Units set forth on the signature page hereto (the “Equity Financing”), then within 10 business days following the closing date of the Equity Financing, we shall issue to the Investor an aggregate number of Common Shares, together with all other Common Shares issued to such Investor under this Agreement, equal to the amount determined by multiplying the number of Units purchased hereunder by a fraction: (i) the numerator of which shall be the purchase price per Unit set forth on the signature page hereto; and (ii) the denominator of which shall be the purchase price (or exercise price) per Common Share sold in the Equity Financing. If at any time during the Equity Financing Adjustment Period we complete any reorganization, reclassification, stock dividend, stock split or similar transaction in respect of the Common Shares (a “Transaction”), then for purposes of the formula set forth in the prior sentence, the purchase price of the Units set forth on the signature page hereto shall be adjusted by multiplying the purchase price per Unit purchased hereunder by a fraction: (i) the numerator of which shall be the number of Common Shares purchased as part of Units purchased hereunder; and (ii) the denominator of which shall be the number of Common Shares into which such Common Shares are converted upon completion of the Transaction.

Warrants:

Each warrant will entitle the holder to purchase one common share, subject to adjustment and early termination, at an exercise price of $        per common share. Each warrant will entitle the holder to purchase one common share, subject to adjustment, at any time, prior to the earlier of (a) the close of business on December 31, 2015 or (b) (i) with respect to half the common shares exercisable pursuant to the warrants, if at any time on or before December 1, 2014, the volume weighted average trading price per Common Share during any five consecutive trading day period on the NYSE MKT averages at least US$        per Common Share and we elect to accelerate half the warrant pursuant to the terms thereof (the date of expiration pursuant to such terms, the “Partial Termination Date”) and (ii) with respect to balance of the common shares exercisable pursuant to the warrants, if at any time on or before December 1, 2014 and 10 days after the Partial Termination Date, the volume weighted average trading price per Common Share during any five consecutive trading day period on the NYSE MKT averages at least US$ per Common Share and we elect to accelerate half the warrant pursuant to the terms thereof. The warrants will be freely transferable, subject to the terms and conditions of the warrants, as contained in the form of warrant certificate. See the section entitled “Description of Warrants” in this prospectus supplement and the accompanying prospectus. This prospectus supplement also relates to the offering of the common shares issuable upon exercise of the warrants.

Amount:	$

Price to the Purchasers:	$ per unit

Common Shares Outstanding Before Offering(1):	176,117,787 common shares

Common Shares Outstanding After Offering:	common shares

Use of Proceeds:

The net proceeds from the sale of the units in this offering are estimated to be approximately $ million, after deducting the estimated offering expenses, if all of the units are sold hereunder. We intend to use the net proceeds from this offering for exploration, development and acquisition of oil and gas properties and working capital purposes.

Risk Factors:

Investing in the units involves risks that are described under the sections entitled “Risk Factors” beginning on page S-9 of this prospectus supplement, “Risk Factors” beginning on page 3 of the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 20-F for the fiscal year ended December 31, 2013, as filed with the SEC.

Tax Considerations:

Purchasing the units, holding the common shares and warrants, and exercising the warrants may have tax consequences in the United States. See the sections entitled “Certain U.S. Federal Income Tax Considerations” and “Certain Canadian Federal Income Tax Considerations” in this prospectus supplement.

Listing Symbol:

Our common shares are traded on the Toronto Stock Exchange and on the NYSE MKT, in both cases under the symbol “DEJ.” There is no market through which the warrants may be sold and purchasers may not be able to resell the warrants purchased in the offering.

_______________
(1)

These figures do not include 11,776,924 common shares reserved for issuance pursuant to outstanding stock options, which are exercisable at a weighted average price of Cdn$0.24 per common share, and 31,629,152 common shares reserved for issuance pursuant to outstanding warrants, which are exercisable at a weighted average price of Cdn$0.38 per common share as at August 11, 2014. The maximum number of stock options available for issuance under the Company's incentive stock option plan is 17,611,778 of which 11,776,924 are issued, leaving 5,900,854 available to be issued as at August 11,2014.

RISK FACTORS

            An investment in a company engaged in oil and gas exploration involves an unusually high amount of risk, both unknown and known, present and potential, including, but not limited to the risks enumerated below. An investment in our units, common shares and warrants is highly speculative and subject to a number of known and unknown risks. Only those persons who can bear the risk of the entire loss of their investment should purchase our securities. An investor should carefully consider the risks described below, together with the risks described in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before investing in our units, common shares or warrants. The risks described below are not the only ones we face. Additional risks that we are not currently aware of or that we currently believe are immaterial may become important factors that affect our business. The risk factors set forth below, in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, may have a significant impact on our business, financial condition and/or results of operations and could cause actual results to differ materially from those projected in any forward-looking statements. See “Forward-Looking Statements”.

            Our failure to successfully address the risks and uncertainties that we face would have a material adverse effect on our business, financial condition and/or results of operations, and the trading price of our common shares may decline and investors may lose all or part of their investment. We cannot assure you that we will successfully address these risks or other unknown risks that may affect our business.

Risks related to commodity price fluctuations

            The marketability and price of oil and natural gas are affected by numerous factors outside of our control. Material fluctuations in oil and natural gas prices could adversely affect our net production revenue and oil and natural gas operations.

            Prices for oil and natural gas may fluctuate widely in response to relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty and a variety of additional factors that are beyond our control, such as:

  the domestic and foreign supply of and demand for oil and natural gas;

  the price and quantity of imports of crude oil and natural gas;

  overall domestic and global economic conditions;

  political and economic conditions in other oil and natural gas producing countries, including embargoes and continued hostilities in the Middle East and other sustained military campaigns, and acts of terrorism or sabotage;

  the ability of members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls;

  the level of consumer product demand;

  weather conditions;

  the impact of the U.S. dollar exchange rates on oil and natural gas prices; and

  the price and availability of alternative fuels.

            Our ability to market our oil and natural gas depends upon our ability to acquire space on pipelines that deliver such commodities to commercial markets. We are also affected by deliverability uncertainties related to the proximity of our reserves to pipelines and processing and storage facilities and operational problems affecting such pipelines and facilities, as well as extensive governmental regulation relating to price, taxes, royalties, land tenure, allowable production, the export of oil and natural gas and many other aspects of the oil and natural gas business.

            Both oil and natural gas prices are unstable and are subject to fluctuation. Any material decline in prices could result in a reduction of our net production revenue. The economics of producing from some wells may change as a result of lower prices, which could result in reduced production of oil or natural gas and a reduction in the volumes and net present value of our reserves. We might also elect not to produce from certain wells at lower prices. All of these factors could result in a material decrease in our net production revenue and a reduction in our oil and natural gas acquisition, development and exploration activities.

            Because world oil and natural gas prices are quoted in U.S. dollars, our production revenues could be adversely affected by an appreciation of the Canadian dollar.

            World oil and natural gas prices are quoted in U.S. dollars, and the price received by Canadian producers, including us, is therefore affected by the Canadian/U.S. dollar exchange rate, which will fluctuate over time. In recent years, the Canadian dollar has increased materially in value against the U.S. dollar, which may negatively affect our production revenues. Further material increases in the value of the Canadian dollar would exacerbate this potential negative effect and could have a material adverse effect on our financial condition and results of operations. An increase in the exchange rate for the Canadian dollar and future Canadian/U.S. exchange rates could also negatively affect the future value of our reserves as determined by independent petroleum reserve engineers.

Risks related to operating an exploration, development and production company

            Our ability to execute projects will depend on certain factors outside of our control. If we are unable to execute projects on time, on budget or at all, we may not be able to effectively market the oil and natural gas that we produce.

            We manage a variety of small and large projects in the conduct of our business. Our ability to execute projects and market oil and natural gas will depend upon numerous factors beyond our control, including:

  the availability of adequate financing;

  the availability of processing capacity;

  the availability and proximity of pipeline capacity;

  the availability of storage capacity;

  the supply of and demand for oil and natural gas;

  the availability of alternative fuel sources;

  the effects of inclement weather;

  the availability of drilling and related equipment;

  accidental events;

  currency fluctuations;

  changes in governmental regulations; and

  the availability and productivity of skilled labor.

            Because of these factors, we could be unable to execute projects on time, on budget or at all, and may not be able to effectively market the oil and natural gas that we produce.

            Oil and gas exploration has a high degree of risk and our exploration efforts may be unsuccessful, which would have a negative effect on our operations.

            There is no certainty that the expenditures to be made by us in the exploration of our current projects, or any additional project interests we may acquire, will result in discoveries of recoverable oil and gas in commercial quantities. An exploration project may not result in the discovery of commercially recoverable reserves and the level of recovery of hydrocarbons from a property may not be a commercially recoverable (or viable) reserve that can be legally and economically exploited. If exploration is unsuccessful and no commercially recoverable reserves are defined, we would be required to evaluate and acquire additional projects that would require additional capital, or we would have to cease operations altogether.

            Cumulative unsuccessful exploration efforts could result in us having to cease operations.

            The expenditures to be made by us in the exploration of our properties may not result in discoveries of oil and natural gas in commercial quantities. Many exploration projects do not result in the discovery of commercially recoverable oil and gas deposits, and this occurrence could ultimately result in us having to cease operations.

            Oil and natural gas operations involve many hazards and operational risks, some of which may not be fully covered by insurance. If a significant accident or event occurs for which we are not fully insured, our business, financial condition, results of operations and prospects could be adversely affected.

            Our involvement in the oil and natural gas exploration, development and production business subjects us to all of the risks and hazards typically associated with those types of operations, including hazards such as fire, explosion, blowouts, sour gas releases and spills, each of which could result in substantial damage to oil and natural gas wells, production facilities, other property and the environment or personal injury. In particular, we may explore for and produce sour natural gas in certain areas. An unintentional leak of sour natural gas could result in personal injury, loss of life or damage to property, and may necessitate an evacuation of populated areas, all of which could result in liability to us. In accordance with industry practice, we are not fully insured against all of these risks. Although we maintain liability insurance in an amount that we consider consistent with industry practice, the nature of these risks is such that liabilities could exceed policy limits, in which event we could incur significant costs that could have a material adverse effect upon our business, financial condition, results of operations and prospects. In addition, the risks we face are not, in all circumstances, insurable and, in certain circumstances, we may elect not to obtain insurance to deal with specific risks due to the high premiums associated with such insurance or other reasons. For instance, we do not have insurance to protect against the risk from terrorism. Oil and natural gas production operations are also subject to all of the risks typically associated with those operations, including encountering unexpected geologic formations or pressures, premature decline of reservoirs and the invasion of water into producing formations. Losses resulting from the occurrence of any of these risks could have a material adverse effect on our business, financial condition, results of operations and prospects.

            Seasonal factors and unexpected weather patterns may lead to declines in exploration and production activity.

            The level of activity in the Canadian oil and natural gas industry is influenced by seasonal weather patterns. Oil and natural gas development activities, including seismic and drilling programs in northern Alberta and British Columbia, are restricted to those months of the year when the ground is frozen. Wet weather and spring thaw may make the ground unstable. Consequently, municipalities and provincial transportation departments enforce road bans that restrict the movement of rigs and other heavy equipment, thereby reducing activity levels. In addition, certain oil and natural gas producing areas are located in areas that are inaccessible other than during the winter months because the ground surrounding the sites in these areas consists of swampy terrain, and additional seasonal weather variations will also affect access to these areas. Seasonal factors and unexpected weather patterns may lead to declines in exploration and production activity during certain parts of the year.

            The petroleum industry is highly competitive, and increased competitive pressures could adversely affect our business, financial condition, results of operations and prospects.

            The petroleum industry is competitive in all of its phases. We compete with numerous other organizations in the search for, and the acquisition of, oil and natural gas properties and in the marketing of oil and natural gas. Our competitors include oil and natural gas companies that have substantially greater financial resources, staff and facilities than us. Our ability to increase our reserves in the future will depend not only upon our ability to explore and develop our present properties, but also upon our ability to select and acquire other suitable producing properties or prospects for exploratory drilling. Competitive factors in the distribution and marketing of oil and natural gas include price and methods and reliability of delivery and storage.

            We do not control all of the assets that are used in the operation of our business and, therefore, cannot ensure that those assets will be operated in a manner favorable to us.

            Other companies operate some of the assets in which we have an interest. As a result, we have a limited ability to exercise influence over the operation of those assets or their associated costs, which could adversely affect our financial performance. Our return on assets operated by others will therefore depend upon a number of factors that may be outside of our control, including the timing and amount of capital expenditures, the operator’s expertise and financial resources, the approval of other participants, the selection of technology and risk management practices.

            Our ability to market oil and natural gas depends on our ability to transport our product to market. If we are unable to expand and develop the infrastructure in the areas surrounding certain of our assets, we may not be able to effectively market the oil and natural gas that we produce.

            Due to the location of some of our assets, both in Canada and the United States, there is minimal infrastructure currently available to transport oil and natural gas from our existing and future wells to market. As a result, even if we are able to engage in successful exploration and production activities, we may not be able to effectively market the oil and natural gas that we produce, which could adversely affect our business, financial condition, results of operations and prospects.

            Demand and competition for drilling equipment could delay our exploration and production activities, which could adversely affect our business, financial condition, results of operations and prospects.

            Oil and natural gas exploration and development activities depend upon the availability of drilling and related equipment (typically leased from third parties) in the particular areas where such activities will be conducted. Demand for such limited equipment or access restrictions may affect the availability of such equipment to us and may delay exploration and development activities. To the extent we are not the operator of our oil and natural gas properties, we depend upon the operators of the properties for the timing of activities related to the properties and are largely unable to direct or control the activities of the operators.

            Title to our oil and natural gas producing properties cannot be guaranteed and may be subject to prior recorded or unrecorded agreements, transfers, claims or other defects.

            Although title reviews may be conducted prior to the purchase of oil and natural gas producing properties or the commencement of drilling wells, those reviews do not guarantee or certify that an unforeseen defect in the chain of title will not arise to defeat our claim. Unregistered agreements or transfers, or native land claims, may affect title. If title is disputed, we will need to defend our ownership through the courts, which would likely be an expensive and protracted process and have a negative effect on our operations and financial condition. In the event of an adverse judgment, we would lose our property rights. A defect in our title to any of our properties may have a material adverse effect on our business, financial condition, results of operations and prospects.

            We may be unable to meet all of the obligations necessary to successfully maintain each of the licenses and leases and working interests in licenses and leases related to our properties, which could adversely affect our business, financial condition, results of operations and prospects.

            Our properties are held in the form of licenses and leases and working interests in licenses and leases. If we or the holder of the license or lease fails to meet the specific requirement of a license or lease, the license or lease may terminate or expire. None of the obligations required to maintain each license or lease may be met. The termination or expiration of our licenses or leases or the working interests relating to a license or lease may have a material adverse effect on our business, financial condition, results of operations and prospects.

Risks related to financing continuing and future operations

            We have a working capital deficiency and will be required to raise capital through financings. We may not be able to obtain capital or financing on satisfactory terms, or at all.

            As of June 30, 2014, we had a working capital deficiency of approximately Cdn$4.4 million and an accumulated deficit of Cdn$93.1 million. Cdn$2.6 million of the working capital deficit relates to our bank line of credit, (maximum credit limit of Cdn$2.9 million), while Cdn$1.6 million relates to non-cash provisions for warrant and derivative liabilities.

            On June 5, 2014, and amended on June 27, 2014 and again on July 29, 2014, DEAL renewed its credit facility with its bank for a maximum amount of Cdn$2.8 million. Effective August 1, 2014, the credit facility reduces by Cdn$100,000 per month. Interest on the loan is prime plus 3%, payable monthly and the amount outstanding is payable on demand any time. Collateral for the credit facility is provided by a Cdn10.0 million first floating charge over all the assets of DEAL, a general assignment of DEAL’s book debts and a Cdn$10.0 million debenture with a first floating charge over all our assets. The next annual review of the credit facility is scheduled for November 1, 2014.

            On June 30, 2014, we paid Cdn$3,563,000 to our lender to settle our outstanding secured loan facility of Cdn$3.5 million plus accrued interest of Cdn$63,000. With this payment, all outstanding debt obligations to the lender were extinguished and the lender released and discharged the collateral security taken in respect of the loan facility.

            We expect to incur general and administration expenses of approximately Cdn$3.0 million over the next twelve months. We cannot assure you that debt or equity financing will be available to us, and even if debt or equity financing is available, it may not be on terms acceptable to us. Our inability to access sufficient capital for our operations would have a material adverse effect on our business, financial condition, results of operations and prospects.

            We anticipate making substantial capital expenditures for future acquisition, exploration, development and production projects. We may not be able to obtain capital or financing necessary to support these projects on satisfactory terms, or at all.

            We anticipate making substantial capital expenditures for the acquisition, exploration, development and production of oil and natural gas reserves in the future. If our revenues or reserves decline, we may not have access to the capital necessary to undertake or complete future drilling programs. Debt or equity financing, or cash generated by operations, may not be available to us or may not be sufficient to meet our requirements for capital expenditures or other corporate purposes. Even if debt or equity financing is available, it may not be on terms acceptable to us. Our inability to access sufficient capital for our operations could have a material adverse effect on our business, financial condition, results of operations and prospects.

            Our cash flow from our reserves may not be sufficient to fund our ongoing activities at all times, thereby causing us to forfeit our interest in certain properties, miss certain acquisition opportunities and reduce or terminate our operations.

            Our cash flow from our reserves may not be sufficient to fund our ongoing activities at all times and we are currently utilizing our bank line of credit to fund our working capital deficit. From time to time, we may require additional financing in order to carry out our oil and gas acquisition, exploration and development activities. Failure to obtain such financing on a timely basis could cause us to forfeit its interest in certain properties, not be able to take advantage of certain acquisition opportunities and reduce or terminate our level of operations. If our revenues from our reserves decrease as a result of lower oil and natural gas prices or otherwise, our ability to expend the necessary capital to replace our reserves or to maintain our production will be impaired. If our cash flow from operations is not sufficient to satisfy our capital expenditure requirements, there can be no assurance that additional debt or equity financing will be available to meet these requirements or, if available, on favorable terms.

            Debt that we incur in the future may limit our ability to obtain financing and to pursue other business opportunities, which could adversely affect our business, financial condition, results of operations and prospects.

            From time to time, we may enter into transactions to acquire assets or equity of other organizations. These transactions may be financed in whole or in part with debt, which may increase our debt levels above industry standards for oil and natural gas companies of a similar size. Depending upon future exploration and development plans, we may require additional equity and/or debt financing that may not be available or, if available, may not be available on acceptable terms. None of our organizational documents currently limit the amount of indebtedness that we may incur. The level of our indebtedness from time to time could impair our ability to obtain additional financing on a timely basis to take advantage of business opportunities that may arise.

            We may be exposed to the credit risk of third parties through certain of our business arrangements. Non-payment or non-performance by any of these third parties could have an adverse effect on our financial condition and results of operations.

            We may be exposed to third-party credit risk through our contractual arrangements with our current or future joint venture partners, marketers of our petroleum and natural gas production and other parties. In the event those entities fail to meet their contractual obligations to us, those failures could have a material adverse effect on our financial condition and results of operations. In addition, poor credit conditions in the industry and of joint venture partners may affect a joint venture partner’s willingness to participate in our ongoing capital program, potentially delaying the program and the results of the program until we find a suitable alternative partner.

Risks related to maintaining reserves and acquiring new sources of oil and natural gas

            Our success depends upon our ability to find, acquire, develop and commercially produce oil and natural gas, which depends upon factors outside of our control.

            Oil and natural gas operations involve many risks that even a combination of experience, knowledge and careful evaluation may not be able to overcome. Our long-term commercial success depends upon our ability to find, acquire, develop and commercially produce oil and natural gas. We have only recently commenced production of oil and natural gas. There is no assurance that our other properties or future properties will achieve commercial production. Without the continual addition of new reserves, our existing reserves and our production will decline over time as our reserves are exploited. A future increase in our reserves will depend not only upon our ability to explore and develop any properties we may have from time to time, but also upon our ability to select and acquire new suitable producing properties or prospects. No assurance can be given that we will be able to locate satisfactory properties for acquisition or participation. Moreover, if acquisitions or participations are identified, we may determine that current market conditions, the terms of any acquisition or participation arrangement, or pricing conditions, may make the acquisitions or participations uneconomical, and further commercial quantities of oil and natural gas may not be produced, discovered or acquired by us, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

            Properties that we acquire may not produce as projected, and we may be unable to determine reserve potential, identify liabilities associated with the properties or obtain protection from sellers against such liabilities.

            Our long-term commercial success depends upon our ability to find, acquire, develop and commercially produce oil and natural gas reserves. However, our review of acquired properties is inherently incomplete, as it generally is not feasible to review in depth every individual property involved in each acquisition. Even a detailed review of records and properties may not necessarily reveal existing or potential problems, nor will it permit a buyer to become sufficiently familiar with the properties to assess fully their deficiencies and potential. Inspections may not always be performed on every well, and environmental problems, such as ground water contamination, are not necessarily observable even when an inspection is undertaken.

            Our estimated reserves are based on many assumptions that may prove to be inaccurate. Any material inaccuracies in the reserve estimates or the underlying assumptions may adversely affect the quantities and present value of our reserves.

            There are numerous uncertainties inherent in estimating quantities of oil, natural gas reserves and the future cash flows attributed to the reserves. Our reserve and associated cash flow estimates are estimates only. In general, estimates of economically recoverable oil and natural gas reserves and the associated future net cash flows are based upon a number of variable factors and assumptions, such as historical production from the properties, production rates, ultimate reserve recovery, timing and amount of capital expenditures, marketability of oil and gas, royalty rates, the assumed effects of regulation by governmental agencies and future operating costs, all of which may vary materially from actual results. All estimates are to some degree speculative, and classifications of reserves are only attempts to define the degree of speculation involved. For those reasons, estimates of the economically recoverable oil and natural gas reserves attributable to any particular group of properties, classification of such reserves based on risk of recovery and estimates of future net revenues associated with reserves prepared by different engineers, or by the same engineers at different times, may vary. Our actual production, revenues, taxes and development and operating expenditures with respect to our reserves will vary from our estimates of them, and those variations could be material.

            Estimates of proved reserves that may be developed and produced in the future are often based upon volumetric calculations and upon analogy to similar types of reserves rather than actual production history. Recovery factors and drainage areas are estimated by experience and analogy to similar producing pools. Estimates based on these methods are generally less reliable than those based on actual production history. Subsequent evaluation of the same reserves based upon production history and production practices will result in variations in the estimated reserves, and those variations could be material.

            Our future oil and natural gas production may not result in revenue increases and may be adversely affected by operating conditions, production delays, drilling hazards and environmental damages.

            Future oil and natural gas exploration may involve unprofitable efforts, not only from dry wells, but also from wells that are productive but do not produce sufficient petroleum substances to return a profit after drilling, operating and other costs. Completion of a well does not assure a profit on the investment or recovery of drilling, completion and operating costs. In addition, drilling hazards or environmental damage could greatly increase the cost of operations, and various field operating conditions may adversely affect the production from successful wells. These conditions include delays in obtaining governmental approvals or consents, shut-ins of connected wells resulting from extreme weather conditions, insufficient storage or transportation capacity or other geological and mechanical conditions. While diligent well supervision and effective maintenance operations can contribute to maximizing production rates over time, production delays and declines from normal field operating conditions cannot be eliminated and can be expected to adversely affect revenue and cash flow levels to varying degrees.

Risks related to management of the Company

            We may experience difficulty managing our anticipated growth.

            We may be subject to growth-related risks including capacity constraints and pressure on our internal systems and controls. Our ability to manage growth effectively will require us to continue to implement and improve our operational and financial systems and to attract and retain qualified management and technical personnel to meet the needs of our anticipated growth. Our inability to deal with this growth could have a material adverse effect on our business, financial condition, results of operations and prospects.

            We depend upon key personnel and the absence of any of these individuals could result in us having to cease operations.

            Our ability to continue our operation business depends, in large part, upon our ability to attract and maintain qualified key management and technical personnel. Competition for such personnel is intense and we may not be able to attract and retain such personnel.

            Strategic relationships upon which we may rely are subject to change, which may diminish our ability to conduct our operations.

            Our ability to successfully acquire additional licenses, to discover reserves, to participate in drilling opportunities and to identify and enter into commercial arrangements depends on developing and maintaining close working relationships with industry participants and government officials and on our ability to select and evaluate suitable properties and to consummate transactions in a highly competitive environment. We may not be able to establish these strategic relationships, or if established, we may not be able to maintain them. In addition, the dynamics of our relationships with strategic partners may require us to incur expenses or undertake activities we would not otherwise be inclined to undertake in order to fulfill our obligations to these partners or maintain our relationships. If our strategic relationships are not established or maintained, our business prospects may be limited, which could diminish our ability to conduct our operations.

            We cannot be certain that current expected expenditures and any current or planned completion/testing programs will be realized.

     We believe that the costs used to prepare internal budgets are reasonable, however, there are assumptions, uncertainties, and risk that may cause our allocated funds on a per well basis to change as a result of having to alter certain activities from those originally proposed or programmed to reduce and mitigate uncertainties and risks. These assumptions, uncertainties, and risks are inherent in the completion and testing of wells and can include but are not limited to: pipe failure, casing collapse, unusual or unexpected formation pressure, environmental hazards, and other operating or production risk intrinsic in oil and or gas activities. Any of the above may cause a delay in any of our completion/testing programs or our ability to determine reserve potential.

Risks related to federal, state, local and other laws, controls and regulations

            We are subject to complex federal, provincial, state, local and other laws, controls and regulations that could adversely affect the cost, manner and feasibility of conducting our oil and natural gas operations.

            Oil and natural gas exploration, production, marketing and transportation activities are subject to extensive controls and regulations imposed by various levels of government, which may be amended from time to time. Governments may regulate or intervene with respect to price, taxes, royalties and the exportation of oil and natural gas. Regulations may be changed from time to time in response to economic or political conditions. The implementation of new regulations or the modification of existing regulations affecting the oil and natural gas industry could reduce demand for crude oil and natural gas and increase our costs, any of which may have a material adverse effect on our business, financial condition, results of operations and prospects. In addition, in order to conduct oil and natural gas operations, we require licenses from various governmental authorities. We cannot assure you that we will be able to obtain all of the licenses and permits that may be required to conduct operations that we may desire to undertake.

            There is uncertainty regarding claims of title and rights of the aboriginal people to properties in certain portions of western Canada, and such a claim, if made in respect of our property or assets, could adversely affect our business, financial condition, results of operations and prospects.

            Aboriginal peoples have claimed aboriginal title and rights to a substantial portion of western Canada. We are not aware that any claims have been made in respect of its property and assets. However, if a claim arose and was successful it would have an adverse effect on our business, financial condition, results of operations and prospects.

            We are subject to stringent environmental laws and regulations that may expose us to significant costs and liabilities, which could adversely affect our business, financial condition, results of operations and prospects.

            All phases of the oil and natural gas business present environmental risks and hazards and are subject to environmental regulation under a variety of federal, provincial, state and local laws and regulations. Environmental legislation provides for, among other things, restrictions and prohibitions on spills, releases or emissions of various substances produced in association with oil and natural gas operations. The legislation also requires that wells and facility sites be operated, maintained, abandoned and reclaimed to the satisfaction of applicable regulatory authorities. Compliance with legislation can require significant expenditures, and a breach of applicable environmental legislation may result in the imposition of fines and penalties, some of which may be material. Environmental legislation is evolving in a manner expected to result in stricter standards and enforcement, larger fines and liability and potentially increased capital expenditures and operating costs. The discharge of oil, natural gas or other pollutants into the air, soil or water may give rise to liabilities to governments and third parties and may require us to incur costs to remedy any discharge. Environmental laws may result in a curtailment of production or a material increase in the costs of production, development or exploration activities, or otherwise adversely affect our business, financial condition, results of operations and prospects.

            As a public company, our compliance costs and risks have increased in recent years.

            Legal, accounting and other expenses associated with public company reporting requirements have increased significantly in the past few years. We anticipate that general and administrative costs associated with regulatory compliance will continue to increase with on-going compliance requirements under the Sarbanes-Oxley Act of 2002, as well as any new rules implemented by the SEC, Canadian Securities Administrators, the NYSE MKT and the Toronto Stock Exchange in the future. These rules and regulations have significantly increased our legal and financial compliance costs and made some activities more time-consuming and costly. We cannot assure you that we will continue to effectively meet all of the requirements of these regulations, including Section 404 of the Sarbanes-Oxley Act and National Instrument 52-109 of the Canadian Securities Administrators. Any failure to effectively implement internal controls, or to resolve difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet reporting obligations, or result in our principal executive officer and principal financial officer being required to give a qualified assessment of our internal control over financial reporting. Any such result could cause investors to lose confidence in our reported financial information, which could have a material adverse effect on the trading price of our common shares and our ability to raise capital. These rules and regulations have made it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage in the future. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers.

            We are not in compliance with the NYSE MKT continued listing standards and we may lose our listing on the NYSE MKT if we are unable to maintain compliance with continued listing standards.

            On November 21, 2013, we were informed by NYSE MKT that we were not in compliance with three of the NYSE MKT’s continued listing standards, namely:

1.

Section 1003(a)(ii) of the Company Guide since it reported stockholders’ equity of less than US$4,000,000 as of September 30, 2013 and net losses in three of its four most recent fiscal years then ended;

2.	Section 1003(a)(iii) of the Company Guide since it reported stockholders’ equity of less than US$6,000,000 as of September 30, 2013 and net losses in its five most recent years then ended, and
3.

Section 1003(a)(iv) of the Company Guide since it has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired it appears questionable , in the opinion of the Exchange, as to whether such it will be able to continue operations and/or meet its obligations as they mature.

            The NYSE MKT also requested that we submit a “Plan of Compliance” in prescribed form addressing how we intend to regain compliance with Sections 1003(a)(ii) and (iii) by May 22, 2015 and Section 1003(a)(iv) by April 4, 2014. We submitted our Plan of Compliance on the due date of December 23, 2013 and updated it on April 3, 2014 and July 15, 2014.

            In a letter dated June 18, 2014, NYSE MKT confirmed that we resolved the continued listing deficiencies with respect to Sections 1003(a)(ii) and (iii) of the Company Guide. With respect to the remaining deficiency NYSE MKT, in a letter dated August 4, 2014, stated that “the Exchange has determined that, in accordance with Section 1009 of the Company Guide, the Company made a reasonable demonstration of its ability to regain compliance with Section 1003(a)(iv) of the Company Guide by the end of the revised plan period of July 15, 2014”.

            Subject to making a public announcement that we are still not compliant with Section 1003(a)(iv), providing NYSE MKT staff with quarterly updates on our progress with respect to its original “Plan of Compliance” submitted on December 23, 2013, and obtaining NYSE MKT prior approval to issuing additional shares , NYSE MKT stated in its August 4, 2014 letter it is prepared to continue the listing of our shares for trading on NYSE MKT through November 30, 2014 at which time NYSE MKT will again review our progress toward achieving the targets established in the Plan of Compliance.

Risks Related to Our Being a Foreign Private Issuer

            As a foreign private issuer, our shareholders may receive less complete and timely data.

            We are a “foreign private issuer” as defined in Rule 3b-4 under the United States Securities Exchange Act of 1934. Our equity securities are accordingly exempt from Sections 14(a), 14(b), 14(c), 14(f) and 16 of the Exchange Act, pursuant to Rule 3a12-3 of the Exchange Act. Therefore, we are not required to file a Schedule 14A proxy statement in relation to our annual meetings of shareholders. The submission of proxy and annual meeting of shareholder information on Form 6-K may result in shareholders having less complete and timely information in connection with shareholder actions. The exemption from Section 16 rules regarding reports of beneficial ownership and purchases and sales of common shares by insiders and restrictions on insider trading in our securities may result in shareholders having less data and there being fewer restrictions on insiders’ activities in our securities.

            It may be difficult to enforce judgments or bring actions outside the United States against us and certain of our directors and officers.

            It may be difficult to bring and enforce suits against us. We are incorporated in British Columbia, Canada. Many of our directors and officers are not residents of the United States and some of our assets are located outside of the United States. As a result, it may be difficult for U.S. holders of our common shares to effect service of process on these persons within the United States or to enforce judgments obtained in the U.S. based on the civil liability provisions of the U.S. federal securities laws against us or our officers and directors. In addition, a shareholder should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against us or our officers or directors predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States, or (ii) would enforce, in original actions, liabilities against us or our officers or directors predicated upon the U.S. federal securities laws or other laws of the United States.

Risks Related to This Offering

            We have not paid any dividends on our common shares. Consequently, your only opportunity currently to achieve a return on your investment will be if the market price of our common shares appreciates above the price that you pay for our common shares.

            We have not declared or paid any dividends on our common shares since our incorporation. Any decision to pay dividends on our common shares will be made by our board of directors on the basis of our earnings, financial requirements and other conditions existing at such future time. Consequently, your only opportunity to achieve a return on your investment in our securities will be if the market price of our common shares appreciates and you are able to sell your common shares at a profit.

            Our common share price has been volatile and your investment in our common shares could suffer a decline in value.

            Our common shares are traded on the Toronto Stock Exchange and the NYSE MKT. The market price of our common shares may fluctuate significantly in response to a number of factors, some of which are beyond our control. These factors include price fluctuations of precious metals, government regulations, disputes regarding mining claims, broad stock market fluctuations and economic conditions in the United States.

            You will experience immediate and substantial dilution in the net book value per share of the common shares you purchase and may also experience further dilution.

            The net book value per share of our common shares was $ as of , 2014. Since the price per share of our common shares being offered is substantially higher than the net book value per share of our common shares, you will suffer substantial dilution in the net book value of the common shares you purchase in this offering. Based on the offering price of $ per unit, if you purchase units in this offering, you will suffer immediate and substantial dilution of $ per common share in the net book value of the common shares. For the purpose of this calculation, we will allocate $ of the purchase price for the unit to the common share and $ of the purchase price for each unit to each of one warrant and shares issuable upon exercise of the warrants have not been included. See “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common shares in this offering.

            Dilution through officer, director, employee, consultant or agent options could adversely affect our shareholders.

            Because our success is highly dependent upon our officers, directors, employees, consultants and agents, we have granted to some or all of our key officers, directors, employees, consultants and agents options to purchase common shares as non-cash incentives. To the extent that we grant significant numbers of options and those options are exercised, the interests of our other shareholders may be diluted. As of August 11, 2014, there were 11,776,924 common share purchase options outstanding, of which 284,352 common share purchase options are vested and exercisable. If all the vested options were exercised, it would result in an additional 11,492,572 common shares being issued and outstanding.

            The issuance of additional common shares may negatively affect the trading price of our common shares.

            We have issued equity securities in the past and may continue to issue equity securities to finance our activities in the future, including to finance future acquisitions, or as consideration for acquisitions of businesses or assets. In addition, outstanding options and warrants to purchase our common shares may be exercised, resulting in the issuance of additional common shares. Further, the issuance by us of additional common shares could trigger anti-dilution protections covering the common shares issued in this offering. The issuance by us of additional common shares would result in dilution to our shareholders, and even the perception that such an issuance may occur could have a negative effect on the trading price of our common shares.

            Management will have broad discretion in determining how to use the proceeds of this offering.

            We have not determined the amounts we plan to spend on any of the areas listed in “Use of Proceeds” below or the timing of such expenditures. Accordingly, the amount and timing of our actual expenditures will depend upon numerous factors, including the progress of our oil and natural gas acquisition, development and exploration activities and the amount of cash generated by our operations. As a result, our management will have broad discretion to allocate the net proceeds from this offering, and may spend the proceeds in ways with which our shareholders may not agree. Pending application of the net proceeds as described in “Use of Proceeds,” we intend to invest the net proceeds primarily in bank deposits or other substantially similar secure deposits in financial institutions. These investments may not yield a favorable return to our shareholders.

            There is no trading market for the warrants and we do not expect such a trading market to develop.

            There is currently no public market through which the warrants offered by this prospectus supplement may be sold and we do not intend to apply for the listing of the warrants on any securities exchange, which may affect the pricing of the warrants in the secondary market, the transparency and availability of trading prices, and the liquidity of the warrants.

USE OF PROCEEDS

            The net proceeds to us from the sale of the units are estimated to be approximately $               million, based on an offering price of $               per unit and the sale of all of the units offered by this prospectus supplement and after deducting estimated offering expenses.

            We intend to use the net proceeds from this offering for exploration, development and acquisition of oil and gas properties and working capital purposes.

            Until such time as the net proceeds of the offering are used as described above, we intend to invest the net proceeds primarily in bank deposits or other substantially similar secure deposits in financial institutions.

            Depending on opportunities, economic conditions and the results of the activities described above we may use a portion of the net proceeds to invest in property acquisitions or complete other corporate activities designed to achieve our corporate goals. Estimated costs and the scope of such activities cannot be determined at this time.

CONSOLIDATED CAPITALIZATION

            The following table sets forth our cash and consolidated capitalization as at March 31, 2014 on an actual basis and as adjusted to give effect to the issuance of the maximum number of common shares and warrants offered by this prospectus supplement, after deducting the estimated expenses of the offering payable by us (assuming the application of the net proceeds from this offering as described under the section entitled “Use of Proceeds”). Consolidated capitalization includes both debt and shareholders’ equity.

            The table below should be read in conjunction with our audited annual consolidated financial statements as at and for the year ended December 31, 2013, our unaudited interim condensed consolidated financial statements as at and for the three months ended March 31, 2014, in each case including the notes thereto, and the management’s discussion and analysis thereof, in each case incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As at
	June 30, 2014

	(All amounts in Cdn$)

	Actual		As Adjusted
	(Unaudited)		(Unaudited) (1)

Cash and cash equivalents	912,000

Bank line of credit	2,560,000

Loan Facility

Warrant liability	1,028,000

Derivative liability	583,000

Financial contract liability	3,240,000

Shareholders’ equity

Share Capital: Authorized: Unlimited number of common shares without par value; 164,290,124 common shares issued and outstanding as of June 30, 2014; unlimited number of preferred shares without par value, of which nil were issued and outstanding as of June 30, 2014	93,165,000

Contributed Surplus	9,095,000

Deficit	(93,091,000)

Accumulated other comprehensive income (loss)	678,000

Total Shareholder’s Equity	9,847,000

Total Capitalization	$17,258,000	$
____________________
(1)

The exchange rate used for conversion of the estimated net proceeds of approximately US$ from this offering into Canadian dollars was Cdn$1.00 = US$0.9145, being the Bank of Canada’s noon exchange rate on August 11, 2014.

(2)

These figures do not include 11,776,924 common shares reserved for issuance pursuant to outstanding stock options, which are exercisable at a weighted average price of Cdn$0.24 per common share, and 31,629,152 common shares reserved for issuance pursuant to outstanding warrants, which are exercisable at a weighted average price of Cdn$0.38 per common share, as at August 11, 2014. These figures also do not include common shares issuable upon exercise of all outstanding warrants, including warrants issued pursuant to this offering. Assuming exercise of all warrants, the aggregate common shares outstanding would be .

MARKET FOR COMMON SHARES

            Our common shares are traded on the TSX and on the NYSE MKT, in both cases under the symbol “DEJ.” Our common shares began trading on the TSX on November 20, 2008, prior to which our common shares traded on the TSX Venture Exchange. Our common shares began trading on NYSE MKT on May 7, 2007.

            The following tables set forth the high and low trading prices of our common shares on the TSX and the TSX Venture Exchange, as applicable, and on the NYSE MKT, for the five most recent fiscal years:

Toronto Stock Exchange/TSX Venture Exchange (Cdn$)
Year Ended December 31,	High	Low
2013	$0.24	$0.10
2012	$0.57	$0.12
2011	$0.61	$0.24
2010	$0.475	$0.285

2009	$0.76	$0.23

NYSE MKT ($)
Year Ended December 31,	High	Low
2013	$0.25	$0.09
2012	$0.59	$0.12
2011	$0.61	$0.21
2010	$0.497	$0.2601

2009	$0.67	$0.12

            The following table contains the high and low trading prices for our common shares for each fiscal quarter for our two most recent fiscal years and any subsequent period:

Toronto Stock Exchange (Cdn$)
Quarter Ended	High	Low
2014
Third Quarter (through August 11, 2014)	$0.36	$0.23
Second Quarter	$0.34	$0.19
First Quarter	$0.32	$0.13
2013
Fourth Quarter	$0.20	$0.10
Third Quarter	$0.24	$0.18
Second Quarter	$0.23	$0.16
First Quarter	$0.25	$0.17

2012
Fourth Quarter	$0.24	$0.16
Third Quarter	$0.26	$0.14
Second Quarter	$0.38	$0.23
First Quarter	$0.46	$0.35

NYSE MKT ($)
Quarter Ended	High	Low

2014
Third Quarter (through August 11, 2014)	$0.33	$0.22
Second Quarter	$0.31	$0.17
First Quarter	$0.29	$0.11

2013
Fourth Quarter	$0.19	$0.09
Third Quarter	$0.23	$0.18
Second Quarter	$0.24	$0.17
First Quarter	$0.25	$0.16

2012
Fourth Quarter	$0.25	$0.16
Third Quarter	$0.26	$0.12
Second Quarter	$0.39	$0.21
First Quarter	$0.57	$0.34

            The following table contains the high and low trading prices for our common shares for each of the most recent six months and subsequent period:

Toronto Stock Exchange (Cdn$)
Month Ended	High	Low
August 2014 (through August 11)	$0.35	$0.28
July 2014	$0.35	$0.23
June 2014	$0.26	$0.20
May 2014	$0.26	$0.19
April 2014	$0.34	$0.24
March 2014	$0.32	$0.15
February 2014	$0.22	$0.15

NYSE MKT ($)
Month Ended	High	Low
August 2014 (through August 11)	$0.32	$0.25
July 2014	$0.29	$0.22
June 2014	$0.23	$0.19
May 2014	$0.24	$0.17
April 2014	$0.31	$0.22
March 2014	$0.29	$0.14
February 2014	$0.21	$0.14

            On August 11, 2014, the last reported sale price of our common shares on the TSX was Cdn$0.36 per common share and on the NYSE MKT was $0.33 per common share.

DILUTION

            Our net book value as of June 30 2014 was approximately $        (Cdn$        based on the Bank of Canada’s noon exchange rate of Cdn$1 = $        in effect on ), or $        (Cdn$        ) per common share. Net book value per share is calculated by subtracting our total liabilities from our total assets, and dividing this amount by the number of outstanding common shares.

            After giving effect to the sale by us of all of the units offered in this offering at an offering price of $        per unit ($        of the purchase price for the unit is allocated to the common share), after deducting estimated offering expenses payable by us, our as adjusted net book value as of June 30, 2014 would have been approximately $        million (Cdn$        million), or $        (Cdn$        ) per share. This represents an immediate increase in net book value of $ (Cdn$        ) per share to existing shareholders and immediate dilution in net book value of $        (Cdn$        ) per share to new investors participating in this offering at the offering price. After giving effect to the sale by us of all of the units offered in this offering at an offering price of $        per unit ($        of the purchase price for the unit is allocated to the common share), after deducting the estimated offering expenses payable by us, our as adjusted net book value as of March 31, 2014 would have been approximately $ million (Cdn$        million), or $        (Cdn$        ) per share. This represents an immediate increase in net book value of $        (Cdn$        ) per share to existing shareholders and immediate dilution in net book value of $        (Cdn$        ) per share to new investors participating in this offering at the offering price. The following table illustrates this dilution on a per common share basis:

Units
Offered
Sold
Offering price per share	$
Historical net book value per share as of June 30, 2014	$
Increase per share attributable to investors participating in this offering	$
As adjusted net book value per share after this offering
Dilution per share to investors participating in this offering	$

            The above discussion and table are based on 164,290,124 common shares outstanding as of the close of business on June 30, 2014. This number excludes the common shares issuable upon exercise of the following options and warrants:

  options representing the right to purchase a total of 11,776,924 common shares at a weighted average exercise price of Cdn$0.20 per share;

  warrants representing the right to purchase a total of 31,629,152 common shares at a weighted average exercise price of Cdn$0.38 per share;

  warrants offered hereby representing the right to purchase a total of common shares at an exercise price of $ per share.

            Investors that purchase common shares upon the exercise of the warrants offered hereby may experience dilution depending on our net tangible book value at the time of exercise.

DESCRIPTION OF COMMON SHARES

            We are authorized to issue an unlimited number of common shares of which, as of June 30, 2014, 164,290,124 were issued and outstanding. Our common shares are entitled to one vote per share on all matters submitted to a vote of our shareholders, including the election of directors. Except as otherwise required by law, the holders of our common shares will possess all voting power. Generally, all matters to be voted on by shareholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all common shares that are present in person or represented by proxy. One holder of common shares issued, outstanding and entitled to vote, represented in person or by proxy, is necessary to constitute a quorum at any meeting of our shareholders.

            The holders of our common shares are entitled to such dividends as may be declared from time to time by our board of directors from funds legally available therefor.

            Upon liquidation, dissolution or winding up of our company, holders of common shares are entitled to receive pro rata our assets, if any, remaining after payments of all debts and liabilities. No common shares have been issued subject to call or assessment. There are no pre-emptive or conversion rights and no provisions for redemption or purchase for cancellation, surrender, or sinking or purchase funds attaching to our common shares.

            In the event of any merger or consolidation with or into another company in connection with which our common shares are converted into or exchangeable for shares, other securities or property (including cash), all holders of our common shares will be entitled to receive the same kind and amount of shares and other securities and property (including cash).

            There are no indentures or agreements limiting the payment of dividends on our common shares and there are no special liquidation rights or subscription rights attaching to our common shares.

Alteration of Share Structure

            We may alter our authorized share structure by directors’ resolution or ordinary resolution of our shareholders, in each case determined by our board of directors, to:

•	create one or more classes or series of shares or, if none of the shares of a series of a class or series of shares are allotted or issued, eliminate that class or series of shares;

•

increase, reduce or eliminate the maximum number of shares that we are authorized to issue out of any class or series of shares or establish a maximum number of shares that we are authorized to issue out of any class or series of shares for which no maximum is established;

•	subdivide all or any of our unissued, or fully paid issued, shares;

•	if we are authorized to issue shares of a class or shares with par value;

(i)	decrease the par value of those shares; or

(ii)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

•	change all or any of our unissued, or fully paid issued, shares with par value into shares without par value or any of our unissued shares without par value into shares with par value;

•	alter the identifying name of any of our shares; or

•	by ordinary resolution of our shareholders, otherwise alter our share or authorized share structure.

            On June 14, 2013, our shareholders passed an ordinary resolution granting the board of directors the discretion to consolidate our common shares.

Dividends

            As of the date of this prospectus, we have not paid any dividends to our shareholders. The declaration of any future dividends will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent factors. We currently do not intend to pay any dividends in the foreseeable future, but rather to reinvest earnings, if any, in our exploration activities.

DESCRIPTION OF WARRANTS

            Each warrant will entitle the holder to purchase one common share, subject to adjustment, at any time, prior to the earlier of (a) the close of business on December 31, 2015 or (b) (i) with respect to half the common shares exercisable pursuant to the warrants, if at any time on or before December 1, 2014, the volume weighted average trading price per Common Share during any five consecutive trading day period on the NYSE MKT averages at least US$      per Common Share and we elect to accelerate half the warrant pursuant to the terms thereof (the date of expiration pursuant to such terms, the “Partial Termination Date”) and (ii) with respect to balance of the common shares exercisable pursuant to the warrants, if at any time on or before December 1, 2014 and 10 days after the Partial Termination Date, the volume weighted average trading price per Common Share during any five consecutive trading day period on the NYSE MKT averages at least US$      per Common Share and we elect to accelerate half the warrant pursuant to the terms thereof. The warrants will be freely transferable, subject to Canadian securities laws and the terms and conditions contained in the warrant certificate.

            Holders of the warrants may exercise their warrants to purchase common shares on or before the expiration date by delivering a notice of exercise form, appropriately completed and duly signed and payment in cash of the exercise price for the number of common shares with respect to which the warrant is being exercised. Warrants may be exercised in whole or in part, but only for full common shares.

            The common shares issuable on exercise of the warrants will be, when issued in accordance with the terms of the warrants, duly and validly authorized, issued and fully paid and non-assessable. We will authorize and reserve at least the number of common shares issuable upon exercise of all outstanding warrants.

            If we effect certain stock-based distributions or changes in our capital structure, such as a stock split or consolidation or stock dividend to all shareholders, then we will adjust the exercise price and/or number of shares purchasable under the warrants, as required by the terms of the warrants, to preserve the rights of the warrant holders. If we effect a merger or consolidation or other reorganization in which our common shares are reclassified or in which we are not the surviving corporation, the warrants will become exercisable for the securities that the holders of warrants would have received if the holders had exercised the warrants in full immediately prior to the reorganization event.

            The number of common shares that may be acquired by a holder upon any exercise of a warrant will be limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of common shares then beneficially owned by that holder and its affiliates and any other persons whose beneficial ownership of common shares would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.99% of the total number of our issued and outstanding common shares (including for such purpose the shares of common shares issuable upon such exercise). A holder may increase or decrease this limitation by written notice to us, but any such increase or decrease will not be effective until the 61st day after notice is delivered to us and will not be permitted to increase the limitation to greater than 9.99% .

            No fractional common shares will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the applicable fractional amount multiplied by the exercise price of the warrant.

            Subject to compliance with Canadian securities laws, a warrant may be transferred by a holder in whole or in part without our consent by the holder executing an assignment in the form attached to the certificate representing the warrant and upon payment of any necessary tax or other governmental charge imposed upon such transfer.

            If there is not an effective registration statement filed with the SEC registering the common shares issuable upon exercise of the warrants at the time a warrant are exercised, the warrant may be exercised on a cashless basis, pursuant to the terms of the warrants The warrants will not be listed on any securities exchange or automated quotation system, and we do not intend to arrange for any exchange or quotation system to list or quote the warrants.

            We will file the form of warrant certificate as an exhibit to our Report of Foreign Issuer on Form 6-K that will be furnished to the SEC in connection with this offering. See “Where You Can Find More Information” in this prospectus supplement.

PLAN OF DISTRIBUTION

            Pursuant to General Instruction I.B.5. of Form F-3, we are permitted to utilize the registration statement of which this prospectus supplement and the accompanying prospectus form a part to sell a maximum amount of securities equal to one-third of the aggregate market value of our outstanding voting and non-voting common equity held by our non-affiliates in any 12-month period. We may, from time to time, offer the securities registered hereby up to this maximum amount.

            We have entered into a subscription agreement directly with investors in connection with this offering, and we will only sell to investors who have entered into subscription agreements.

            Confirmations and definitive prospectuses will be distributed to all investors who agreed to purchase the securities in this offering, informing investors of the closing date as to such units. We currently anticipate that closing of the sale of the units we are offering will take place on or about , 2014. Investors will also be informed of the date and manner in which they must transmit the purchase price for their units purchased.

            On the scheduled closing date, the following will occur:

  we will receive funds in the amount of the aggregate purchase price for the units we sell;

  we will deliver to each of the investors, through the Deposit Withdrawal Agent Commission system, the common shares being purchased; and

  we will deliver a copy to each investor of the warrants being purchased and will arrange for delivery of the original warrants within 3 business days of the closing date.

            We estimate that our share of the total expenses of the offering will be approximately $               ..

            It is anticipated that we will arrange for an instant deposit of the common shares to or for the account of the purchaser through the book-entry facilities of DTC on the closing date of this offering. No certificate evidencing the common shares will be issued to the purchaser, except in limited circumstances, and registration will be made in the depositary services of DTC. The purchaser will receive only a customer confirmation from registered dealer who is a DTC participant and from or through whom a beneficial interest in the common shares is purchased. The warrants will be delivered in registered, certificated form.

            We will file the form of securities purchase agreement as an exhibit to our Report on Form 6-K that will be furnished to the SEC in connection with this offering. See “Where You Can Find More Information” on page S-35.

Anti-Dilution

            In the securities purchase agreement, we will agree, subject to certain exceptions, that if we issue any additional common shares during the six months following the closing of this offering, that the purchasers of this offering will receive additional shares based on a broad-based anti-dilution adjustment (except for certain exempt issuances and subject to the limits imposed by General Instruction I.B.5. of Form F-3, the NYSE MKT, any other principal market on which the shares may be listed or quotes, or the TSX), which additional shares shall be issued under the Registration Statement of which this prospectus supplement forms a part.

Canadian Distribution Restrictions

            The securities offered by this prospectus supplement and accompanying prospectus have not been and will not be qualified for sale under the securities laws of any province or territory of Canada and are not being offered for sale in Canada or to any resident of Canada and may not be offered or sold, directly or indirectly, in Canada, or to or for the account of any resident of Canada. This prospectus supplement and accompanying prospectus have not been filed in respect of, and will not qualify, any distribution of securities in any province or territory of Canada.

            There are restrictions under Canadian securities laws on investors' ability to resell the common shares and common shares issuable upon exercise of the warrants over the facilities of the Toronto Stock Exchange, or otherwise resell the common shares and common shares issuable upon exercise of the warrants in Canada or to or for the benefit of a resident of Canada. Unless permitted under Canadian securities laws, the common shares and common shares issuable upon exercise of the warrants may not be traded over the facilities of the Toronto Stock Exchange, or in Canada or to or for the benefit of a resident of Canada, before the date that is four months and a day after the closing date of the offering. Any physical certificate representing the common shares and, if they are issued before the date which four months and a day after closing, the common shares issuable upon the exercise of the warrants, will bear the following legend:

“UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION IN CANADA, THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL NOT TRADE THE SECURITIES THROUGH THE FACILITIES OF THE TORONTO STOCK EXCHANGE OR OTHERWISE INTO CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE ISSUANCE DATE.

WITHOUT PRIOR WRITTEN APPROVAL OF THE TORONTO STOCK EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE CANADIAN SECURITIES LAWS, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TORONTO STOCK EXCHANGE OR IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE ISSUANCE DATE. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON CANADIAN STOCK EXCHANGES.”

Any physical certificate representing the warrants will bear the following legend:

“UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION IN CANADA, THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL NOT TRADE THE SECURITIES THROUGH THE FACILITIES OF THE TORONTO STOCK EXCHANGE OR OTHERWISE INTO CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE ISSUANCE DATE.”

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

            The following is a general summary of certain U.S. federal income tax considerations relevant to a U.S. Holder (as defined below) arising from and relating to the acquisition of units acquired pursuant to this prospectus supplement, the acquisition, ownership, and disposition of common shares acquired as part of the units, the exercise, disposition, and lapse of warrants acquired as part of the units, and the acquisition, ownership, and disposition of common shares received on the exercise of the warrants (the “warrant shares”).

            This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply to a U.S. Holder arising from and relating to the acquisition of units pursuant to this prospectus supplement, or the acquisition, ownership, and disposition of units, common shares, warrants and warrant shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. Except as expressly discussed below, this summary does not address tax filing or reporting requirements. This summary does not address the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local or non-U.S. tax consequences to U.S. Holders relating to the acquisition, ownership, and disposition of units, common shares, warrants and warrant shares. In addition, except as specifically set forth below, this summary does not discuss applicable income tax reporting requirements. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership, and disposition of units, common shares, warrants and warrant shares.

            No opinion from legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of units, common shares, warrants and warrant shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary.

Authorities

            This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”), and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this prospectus supplement. Any of the authorities on which this summary is based could change in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

            For purposes of this summary, the term “U.S. Holder” means a beneficial owner of units, common shares, warrants and warrant shares acquired pursuant to this prospectus supplement that is for U.S. federal income tax purposes:

  an individual who is a citizen or resident of the U.S.;

  a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the U.S., any state thereof or the District of Columbia;

  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

  a trust that (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons has the authority to make all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

            This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including but not limited to the following: (a) U.S. Holders that are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) U.S. Holders that are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) U.S. Holders that are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) U.S. Holders that have a “functional currency” other than the U.S. dollar; (e) U.S. Holders that own units, common shares, warrants or warrant shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) U.S. Holders that acquired units, common shares, warrants or warrant shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) U.S. Holders that hold units, common shares, warrants or warrant shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); or (h) U.S. Holders that own or have owned (directly, indirectly, or by attribution) 10% or more of the total combined voting power of our outstanding shares. This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are: (a) U.S. expatriates or former long-term residents of the U.S.; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Canadian Tax Act; (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold units, common shares, warrants or warrant shares in connection with carrying on a business in Canada; (d) persons whose units, common shares, warrants or warrant shares constitute “taxable Canadian property” under the Canadian Tax Act; or (e) persons that have a permanent establishment in Canada for the purposes of the Canada-U.S. Tax Convention. U.S. Holders that are subject to special provisions under the Code, including but not limited to U.S. Holders described immediately above, should consult their own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of units, common shares, warrants and warrant shares.

Partnerships Not Addressed

            If an entity or arrangement that is classified as a partnership (or other pass-through entity) for U.S. federal income tax purposes holds units, common shares, warrants or warrant shares, the U.S. federal income tax consequences to such partnership and the partners (or other owners) of such partnership generally will depend on the activities of the partnership and the status of such partners (or owners). This summary does not address the tax consequences to any such entity or owner. Partners (or other owners) of entities or arrangements that are classified as partnerships or as pass-through entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of units, common shares, warrants or warrant shares.

U.S. Federal Income Tax Consequences of the Acquisition of Common Shares and Warrants

            For U.S. federal income tax purposes, the acquisition by a U.S. Holder of a unit will be treated as the acquisition of two components: a component consisting of one common share and a component consisting of one warrant. The purchase price for each unit will be allocated between these two components in proportion to their relative fair market values at the time the unit is purchased by the U.S. Holder. This allocation of the purchase price for each unit will establish a U.S. Holder’s initial tax basis for U.S. federal income tax purposes in the one common share and one warrant that comprise each unit.

            For purposes of determining tax basis, we will allocate $               of the purchase price for each unit to the one common share and $               of the purchase price for each unit to the one warrant. However, the IRS will not be bound by our allocation of the purchase price for the units, and therefore, the IRS or a U.S. court may not respect the allocation set forth above. Each U.S. Holder should consult its own tax advisors regarding the allocation of the purchase price for the units.

U.S. Federal Income Tax Consequences of the Exercise and Disposition of Warrants

            The following discussion is subject to the rules described below under the heading “Passive Foreign Investment Company Rules.” Exercise of Warrants A U.S. Holder generally will not recognize gain or loss on the exercise of a warrant and related receipt of a warrant share (unless cash is received in lieu of the issuance of a fractional warrant share). A U.S. Holder’s initial tax basis in the warrant share received on the exercise of a warrant should be equal to the sum of (a) such U.S. Holder’s tax basis in such warrant plus (b) the exercise price paid by such U.S. Holder on the exercise of such warrant. A U.S. Holder’s holding period for the warrant share received on the exercise of a warrant should begin on the date that such warrant is exercised by such U.S. Holder.

Disposition of Warrants

            A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of a warrant in an amount equal to the difference, if any, between (a) the U.S. dollar value of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in the warrant sold or otherwise disposed of. Any such gain or loss generally will be a capital gain or loss (provided that the warrant share to be issued on the exercise of such warrant would have been a capital asset within the meaning of Section 1221 of the Code if acquired by the U.S. Holder), which will be long-term capital gain or loss if the warrant is held for more than one year.

Expiration of Warrants Without Exercise

            Upon the lapse or expiration of a warrant, a U.S. Holder will recognize a loss in an amount equal to such U.S. Holder’s tax basis in the warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the warrants are held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Certain Adjustments to the Warrants

            Under Section 305 of the Code, an adjustment to the number of warrant shares that will be issued on the exercise of the warrants, or an adjustment to the exercise price of the warrants, may be treated as a constructive distribution to a U.S. Holder of the warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in the our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to shareholders by us). Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property. See more detailed discussion of the rules applicable to distributions made by us at “Ownership and Disposition of Common Shares and Warrant Shares – Taxation of Distributions” below.

            The rules with respect to adjustments are complex and each U.S. Holder of warrants should consult its own tax advisor in the event of an adjustment.

Ownership and Disposition of Common Shares and Warrant Shares

            The following discussion is subject to the rules described below under the heading “Passive Foreign Investment Company Rules.”

Taxation of Distributions

            A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a common share or warrant share (as well as any constructive distribution on a warrant as described above) will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of our current or accumulated “earnings and profits,” as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds our current and accumulated “earnings and profits,” such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder's tax basis in the common shares or warrant shares and thereafter as gain from the sale or exchange of such common shares or warrant shares (see “Sale or Other Taxable Disposition of Common Shares and Warrant Shares” below). However, we may not maintain the calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder should therefore assume that any distribution by us with respect to the common shares (or warrants) or warrant shares (as well as any constructive distribution on a warrant) will constitute ordinary dividend income. Dividends received on common shares or warrant shares generally will not be eligible for the “dividends received deduction.” Subject to applicable limitations and provided we are is eligible for the benefits of the Canada-U.S. Tax Convention, dividends paid by us to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that we are not classified as a PFIC (as defined below) in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares and Warrant Shares

            A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of common shares or warrant shares in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in such common shares or warrant shares sold or otherwise disposed of. Any such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if, at the time of the sale or other disposition, such common shares or warrant shares are held for more than one year.

            Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Passive Foreign Investment Company Rules

            If we were to constitute a “passive foreign investment company” (“PFIC”) for any year during a U.S. Holder’s holding period, then certain potentially adverse rules could affect the U.S. federal income tax consequences to a U.S. Holder from the acquisition, ownership and disposition of units, common shares, warrants and warrant shares. We believe that we were not a PFIC for our tax year ending on December 31, 2013, and based on our current and anticipated business activities and financial expectations, we expect that we will not be a PFIC for our current tax year and for the foreseeable future.

            The determination as to whether any corporation was, or will be, a PFIC for a particular tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any tax year depends on its assets and income over the course of such tax year, and, as a result, our PFIC status for our current tax year and any future tax year cannot be predicted with certainty. Accordingly, there can be no assurance that the IRS will not challenge our views (or a Subsidiary PFIC, as defined below) concerning our PFIC status. Each U.S. Holder should consult its own tax advisor regarding our PFIC status and any of our subsidiaries.

            In addition, in any year in which we are classified as a PFIC, such holder may be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. Each U.S. Holder should consult its own tax advisor regarding the requirements of filing such information returns under these rules, including the requirement to file a IRS Form 8621.

            We will be a PFIC under Section 1297 of the Code if, for a tax year, (a) 75% or more of our gross income for such tax year is passive income (the “income test”) or (b) 50% or more of the value of our assets either produce passive income or are held for the production of passive income (the “asset test”), based on the quarterly average of the fair market value of such assets. “Gross income” generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.

            In addition, for purposes of the PFIC income test and asset test described above, if we own, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, we will be treated as if we (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and asset test described above and assuming certain other requirements are met, “passive income” does not include certain interest, dividends, rents, or royalties that are received or accrued by us from a “related person” (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income and certain other requirements are satisfied.

            Under certain attribution rules, if we are a PFIC, U.S. Holders will be deemed to own their proportionate share of any subsidiary which is also a PFIC (a ‘‘Subsidiary PFIC’’), and will be subject to U.S. federal income tax on (i) a distribution on the shares of a Subsidiary PFIC or (ii) a disposition of shares of a Subsidiary PFIC, both as if the holder directly held the shares of such Subsidiary PFIC.

            If we were a PFIC in any tax year and a U.S. Holder held units, common shares, warrants or warrant shares, such holder generally would be subject to special rules under Section 1291 of the Code with respect to “excess distributions” made by us on the common shares, warrants or warrant shares and with respect to gain from the disposition of units, common shares, warrants or warrant shares. An “excess distribution” generally is defined as the excess of distributions with respect to the common shares, warrants or warrant shares received by a U.S. Holder in any tax year over 125% of the average annual distributions such U.S. Holder has received from us during the shorter of the three preceding tax years, or such U.S. Holder’s holding period for the common shares, warrants or warrant shares, as applicable. Generally, a U.S. Holder would be required to allocate any excess distribution or gain from the disposition of the units, common shares, warrants or warrant shares ratably over its holding period for the units, common shares, warrants or warrant shares. Such amounts allocated to the year of the disposition or excess distribution would be taxed as ordinary income, and amounts allocated to prior tax years would be taxed as ordinary income at the highest tax rate in effect for each such year and an interest charge at a rate applicable to underpayments of tax would apply.

            While there are U.S. federal income tax elections that sometimes can be made to mitigate these adverse tax consequences (including, without limitation, the “QEF Election” under Section 1295 of the Code and the “Mark-to-Market Election” under Section 1296 of the Code), such elections are available in limited circumstances and must be made in a timely manner. Under proposed Treasury Regulations, if a U.S. Holder has an option, warrant, or other right to acquire stock of a PFIC (such as the warrants), such option, warrant or right is considered to be PFIC stock subject to the default rules of Section 1291 of the Code that apply to “excess distributions” and dispositions described above. However, for the purposes of the PFIC rules, the holding period for any warrant shares acquired upon the exercise of a warrant will begin on the date a U.S. Holder acquires the units (and not the date the warrants are exercised). This will impact the availability, and consequences, of the QEF Election and Mark-to-Market Election with respect to the warrant shares. Thus, a U.S. Holder will have to account for warrant shares and common shares under the PFIC rules and the applicable elections differently. In addition, a QEF Election may not be made with respect to the warrants and it is unclear whether the Mark-to-Market Election may be made with respect to the warrants. Each U.S. Holder should consult its own tax advisor regarding the potential application of the PFIC rules to the ownership and disposition of units, common shares, warrants, and warrant shares, and the availability of certain U.S. tax elections under the PFIC rules.

            U.S. Holders should be aware that, for each tax year, if any, that we are a PFIC, we can provide no assurances that we will satisfy the record keeping requirements of a PFIC, or that we will make available to U.S. Holders the information such U.S. Holders require to make a QEF Election with respect to us or any Subsidiary PFIC. Each U.S. Holder should consult its own tax advisor regarding the potential application of the PFIC rules to the ownership and disposition of units, common shares, warrants and warrant shares, and the availability of certain U.S. tax elections under the PFIC rules.

Additional Considerations

Additional Tax on Passive Income

            U.S. Holders that are individuals, estates and certain trusts whose income exceeds certain thresholds will be required to pay a 3.8% Medicare surtax on “net investment income” including, among other things, dividends and net gain from disposition of property (other than property held in a trade or business). Each U.S. Holder should consult its own tax advisor regarding the effect, if any, of this tax on its ownership and disposition of units, common shares, warrants and warrant shares.

Receipt of Foreign Currency

            The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange or other taxable disposition of units, common shares, warrants and warrant shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). If the foreign currency received is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in foreign currency and engages in a subsequent conversion or other disposition of the foreign currency may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

            Subject to the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the common shares or warrant shares (or with respect to any deemed dividend on the warrants) generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

            Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” Generally, dividends paid by a foreign corporation should be treated as foreign source for this purpose, and gains recognized on the sale of stock of a foreign corporation by a U.S. Holder should be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty, and if an election is properly made under the Code. However, the amount of a distribution with respect to the common shares, warrant shares or warrants that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder. In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and each U.S. Holder should consult its own tax advisor regarding the foreign tax credit rules.

Backup Withholding and Information Reporting

            Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, recently enacted legislation generally imposes new U.S. return disclosure obligations (and related penalties) on U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity. U.S. Holders may be subject to these reporting requirements unless their units, common shares, warrants or warrant shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns under these rules, including the requirement to file an IRS Form 8938.

            Payments made within the U.S. or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of, units, common shares, warrants and warrant shares will generally be subject to information reporting and backup withholding tax (currently at a rate of 28%), if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

            The discussion of reporting requirements set forth above is not intended to constitute an exhaustive description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

            The following is a summary of certain Canadian federal income tax considerations generally applicable under Income Tax Act (Canada) (the “Canadian Tax Act”) to a holder who acquires common shares or warrants as beneficial owner pursuant to this prospectus supplement and who, at all relevant times, for the purposes of the Canadian Tax Act, holds such common shares or warrants as capital property, deals at arm’s length with us, is not affiliated with us and, for purposes of the Canadian Tax Act, is not, and is not deemed to be, a resident of Canada and has not and will not use or hold or be deemed to use or hold the common shares or warrants in or in the course of carrying on business in Canada (a “Non-Resident Holder”). Special rules, which are not discussed below, may apply to a non-resident of Canada that is an insurer which carries on business in Canada and elsewhere.

            The common shares and warrants will generally be considered capital property to a Non-Resident Holder unless either (i) the Non-Resident Holder holds the common shares or warrants in the course of carrying on a business or (ii) the Non-Resident Holder has acquire the common shares or warrants in a transaction or series of transactions considered to be an adventure or concern in the nature of trade.

            The term “US Holder,” for the purposes of this section, means a Non-Resident Holder who, for purposes of the Canada-U.S. Tax Convention, is at all relevant times a resident of the United States and is a “qualifying person” within the meaning of the Canada-U.S. Tax Convention. In some circumstances, fiscally transparent entities (including limited liability companies) will be entitled to benefits under the Convention. US Holders are urged to consult with their own tax advisors to determine their entitlement to benefits under the Convention based on their particular circumstances.

            This summary is based on the current provisions of the Canadian Tax Act, the regulations thereunder (the “Regulations”), the current provisions of the Canada-U.S. Tax Convention, counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) publicly available prior to the date hereof. This summary also takes into account all specific proposals to amend the Canadian Tax Act and Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (collectively, the “Proposed Tax Amendments”). No assurances can be given that the Proposed Tax Amendments will be enacted or will be enacted as proposed. Other than the Proposed Tax Amendments, this summary does not take into account or anticipate any changes in law or the administration policies or assessing practice of CRA, whether by judicial, legislative, governmental or administrative decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from those discussed herein.

            This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder and no representations with respect to the income tax consequences to any particular holder are made. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective investors in common shares or warrants should consult their own tax advisors with respect to their own particular circumstances.

Currency Conversion

            For purposes of the Canadian Tax Act, all amounts relating to the acquisition, holding or disposition of the common shares and warrants, including dividends, adjusted cost base and proceeds of disposition must be converted into Canadian dollars using the rate of exchange quoted by the Bank of Canada at noon on the date on which the amount first arose or such other rate of exchange as is acceptable to the CRA.

Exercise of Warrants

            Upon the exercise of a warrant, there will be no income tax consequences for a Non-Resident Holder. When a warrant is exercised, the Non-Resident Holder’s cost of the common share acquired thereby will be the aggregate of the Non-Resident Holder’s adjusted cost base of such warrant and the exercise price paid for the common share. The Non-Resident Holder’s adjusted cost base of the common share so acquired will be determined by averaging such cost with the adjusted cost base to the Non-Resident Holder of all common shares held by the Non-Resident Holder as capital property immediately prior to such acquisition.

Disposition of Common Shares and Warrants

            A Non-Resident Holder will not be subject to tax under the Canadian Tax Act in respect of any capital gain realized by such Non-Resident Holder on a disposition of the common shares or warrants, nor will capital losses arising from the disposition be recognized under the Canadian Tax Act, unless the common shares or warrants constitute “taxable Canadian property” (within the meaning of the Canadian Tax Act) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention. As long as the common shares are then listed on a designated stock exchange (which currently includes the TSX and the NYSE MKT) at the time of disposition, the common shares and the warrants generally will not constitute taxable Canadian property of a Non-Resident Holder, unless at any time during the 60-month period immediately preceding the disposition: (i) the Non-Resident Holder, persons with whom the Non-Resident Holder did not deal at arm’s length, or the Non-Resident Holder together with all such persons, owned or was considered to own 25% or more of our issued shares of any class or series of shares of our capital stock; and (ii) more than 50% of the fair market value of the common shares was determined directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource properties” (within the meaning of the Canadian Tax Act), “timber resource properties” (within the meaning of the Canadian Tax Act) or a options in respect of, or interests in, or civil law rights in, such properties, whether or not it exists.

            If the common shares or warrants are taxable Canadian property to a Non-Resident Holder, any capital gain realized on the disposition or deemed disposition of such shares, may not be subject to Canadian federal income tax pursuant to the terms of an applicable income tax treaty or convention between Canada and the country of residence of a Non-Resident Holder.

A Non-Resident Holder whose shares are taxable Canadian property should consult their own advisors.

Dividends on Common Shares

            Under the Canadian Tax Act, dividends on shares paid or credited, or deemed to be paid or credited, to a Non-Resident Holder will be subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividends. This withholding tax may be reduced pursuant to the terms of an applicable income tax treaty or convention between Canada and the country of residence of a Non-Resident Holder. Under the Canada-U.S. Tax Convention, a US Holder will generally be subject to Canadian withholding tax at a rate of 15% of the amount of such dividends. In the case of a US Holder that is a U.S. corporation that beneficially owns at least 10% of our voting stock, such US Holder will generally be subject to Canadian withholding tax at a rate of 5% of the amount of such dividends. Pursuant to the Canada-U.S. Tax Convention, certain tax-exempt entities that are US Holders may be exempt from Canadian withholding taxes, including any taxes levied in respect of dividends received on the shares.

INTERESTS OF NAMED EXPERTS AND COUNSEL

            None.

LEGAL MATTERS

            Certain legal matters relating to Canadian law, including the validity of the common shares and warrants comprising the units offered by this prospectus supplement, will be passed upon for us by Farris, Vaughan, Wills & Murphy LLP, Vancouver, B.C., Canada. Certain legal matters relating to United States law will be passed upon for us by Dorsey & Whitney LLP, Vancouver, B.C., Canada and Seattle, Washington.

EXPERTS

            The consolidated financial statements of the Company and its subsidiaries, which comprise the consolidated balance sheets as at December 31, 2013 and December 31, 2012 and the consolidated statements of comprehensive loss, changes in shareholders’ equity and cash flows for the years ended December 31, 2013, December 31, 2012 and December 31, 2011, have been incorporated by reference herein in reliance upon the report of BDO Canada LLP, an independent registered public accounting firm, given upon the authority of that firm as an expert in accounting and auditing.

            Information relating to our oil and gas properties included or incorporated by reference herein has been derived from reports, statements or opinions prepared or certified by Deloitte LLP and Gustavson Associates, LLC, each independent petroleum engineering consultants retained by us.

DOCUMENTS INCORPORATED BY REFERENCE

            The SEC allows us to “incorporate by reference” information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any information we reference in this manner is considered part of this prospectus supplement and the accompanying prospectus. Information we file with the SEC after the date of this prospectus supplement will automatically update and, to the extent inconsistent, supersede the information contained in this prospectus supplement and the accompanying prospectus.

            The following documents filed with or furnished to the SEC are specifically incorporated by reference into, and form a part of, this prospectus:

(a)	our Annual Report on Form 20-F for the fiscal year ended December 31, 2013, filed with the SEC on April 29, 2014;

(b)	our Report of Foreign Issuer on Form 6-K furnished to the SEC on July 22, 2014;

(c)	Exhibits 99.1 and 99.2 to our Report of Foreign Issuer on Form 6-K , furnished to the SEC on March 21, 2014;

(d)	Exhibits 99.1 and 99.2 to our Report of Foreign Issuer on Form 6-K, furnished to the SEC on May 13, 2014;

(e)	our Report of Foreign Issuer on Form 6-K furnished to the SEC on July 15, 2014;

(f)

the description of our common shares set forth in the amendment to our registration statement on Form 8-A, as filed with the SEC on February 15, 2012, including any further amendment to such registration statement or report filed for the purpose of amending such description; and

(g)

all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus but before the end of the offering of the securities pursuant to this prospectus.

            In addition, all reports and documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus supplement and prior to the termination of this offering, and any Form 6-K furnished by us during such period or portions thereof that are identified in such Form 6-K as being incorporated by reference herein, shall be deemed to be incorporated by reference in and to be part of this prospectus supplement and the accompanying prospectus from the date of filing of each such document.

            Any statement contained in a document incorporated by reference herein and in the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or therein or in any other later filed document which also is incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes that statement. Any such statement so modified shall not be deemed, except as so modified, to constitute a part of this prospectus supplement or the accompanying prospectus. Any such statement so superseded shall be deemed not to constitute a part of this prospectus supplement or the accompanying prospectus.

            Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, in one of those other documents or in any other later filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any such statement so modified shall not be deemed, except as so modified, to constitute a part of this prospectus. Any such statement so superseded shall be deemed not to constitute a part of this prospectus.

            The information relating to us contained in this prospectus supplement and the accompanying prospectus is not comprehensive and should be read together with the information contained in the documents incorporated by reference. Descriptions contained in the documents incorporated by reference as to the contents of any contract or other document may not be complete. You should refer to the copy of that contract or other document filed as an exhibit to our filings.

WHERE YOU CAN FIND MORE INFORMATION

            We have filed a registration statement on Form F-3 with the SEC under the Securities Act in connection with this offering. This prospectus supplement and the accompanying prospectus are part of the registration statement. This prospectus supplement and the accompanying prospectus do not contain all of the information contained in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our securities you are encouraged to refer to the registration statement and the exhibits that are incorporated by reference into it. Each statement made in this prospectus supplement concerning a document filed as an exhibit to the registration statement is qualified by reference to that exhibit for a complete statement of its provisions. Except for documents specifically incorporated by reference into this prospectus supplement, the information on the SEC’s website is not part of this prospectus supplement or the accompanying prospectus, and any references to the SEC’s website or any other website are inactive textual references only.

            We are subject to the informational requirements of the Exchange Act, and, accordingly, we file annual and other reports and other information with the SEC. The reports and other information we file with the SEC in accordance with the Exchange Act can be read and copied, at prescribed rates, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available electronically from the SEC’s Electronic Document Gathering and Retrieval System (EDGAR) at www.sec.gov, as well as from commercial document retrieval services.

EXPENSES OF THE OFFERING

            The following table contains the various expenses to be incurred by us in connection with the offering of the securities being registered hereby. All amounts are estimated except the SEC registration fee, NYSE MKT listing fee and FINRA filing fee.

SEC registration fee	$
Printing expenses
Legal fees and expenses
Exchange listing fees
FINRA filing fee
Accounting fees and expenses
Transfer agent fees
Miscellaneous expenses
Total		$125,000*

* Estimated

Filed Pursuant to Rule 424(b)(3) Registration No. 333-183587

DEJOUR ENERGY INC.

$25,000,000

Common Shares

Warrants

Units

We may offer and sell from time to time up to an aggregate of $25,000,000 of common shares (issued separately or upon exercise of warrants), warrants and units comprising any combination of common shares and warrants.  The specific terms of any securities offered will be described in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you purchase our securities. This prospectus may not be used to offer securities unless accompanied by a prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution. If underwriters, dealers and agents are used to sell these securities, we will name them and describe their compensation in a prospectus supplement.

Our common shares are traded on the Toronto Stock Exchange and on the NYSE MKT, in both cases under the symbol “DEJ.” On November 19, 2013, the last reported sale price of our common shares on the Toronto Stock Exchange was Cdn$0.17 per common share and on the NYSE MKT was $0.17 per common share. There is currently no market through which the securities, other than the common shares, may be sold and purchasers may not be able to resell the securities purchased under this prospectus. This may affect the pricing of the securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities and the extent of issuer regulation.

The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates on November 19, 2013 was approximately $22,618,285. We have not issued any securities pursuant to Instruction I.B.5 of Form F-3 during the 12 calendar month period that ends on and includes the date hereof.

Our principal executive offices are located at Suite 598 – 999 Canada Place, Vancouver, British Columbia V6C 3E1, Canada (telephone: (604) 638-5050).

Investing in our securities involves risks. Prior to purchasing our securities, you should carefully consider the risk factors that will be described in any applicable prospectus supplement and the risk factors described in our filings with the Securities and Exchange Commission, as explained under the heading “Risk Factors” on page 3 of this prospectus.

Neither the United States Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

The date of this prospectus is November 19, 2013.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	2

WHERE YOU CAN FIND MORE INFORMATION	3

ENFORCEMENT OF CIVIL LIABILITIES	3

DOCUMENTS INCORPORATED BY REFERENCE	3

RISK FACTORS	4

FORWARD-LOOKING STATEMENTS	4

DEJOUR ENERGY INC.	7

USE OF PROCEEDS	7

DESCRIPTION OF COMMON SHARES	7

DESCRIPTION OF WARRANTS	8

DESCRIPTION OF UNITS	9

MATERIAL FEDERAL INCOME TAX CONSEQUENCES	10

PLAN OF DISTRIBUTION	10

INTERESTS OF NAMED EXPERTS AND COUNSEL	12

LEGAL MATTERS	12

EXPERTS	12

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of initial aggregate offering price of $25,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities under this process, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including a description of any risks relating to the offering if those terms and risks are not described in this prospectus.  A prospectus supplement may also add, update, or change information contained in this prospectus.  If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement.

Before investing in our securities, please carefully read both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus, as listed under “Documents Incorporated by Reference,” and the additional information described below under “Where You Can Find More Information.”

We may sell securities to or through underwriters or dealers, and we may also sell securities directly to other purchasers or through agents.  To the extent not described in this prospectus, the names of any underwriters, dealers, or agents employed by us in the sale of the securities covered by this prospectus, the principal amounts or number of shares or other securities, if any, to be purchased by such underwriters or dealers, and the compensation, if any, of such underwriters, dealers, or agents will be described in a prospectus supplement.

Owning securities may subject you to tax consequences in the United States. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any prospectus supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

You should rely only on the information contained in or incorporated by reference into this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell the securities and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. You should assume that the information contained in this prospectus and in any applicable prospectus supplement is accurate only as of the date on the front cover of this prospectus or prospectus supplement, as applicable, and the information incorporated by reference into this prospectus or any prospectus supplement is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, unless the context otherwise requires, references to “Dejour,” the “Company,” “we,” “us,” or “our” refers to Dejour Energy Inc. and/or its wholly owned subsidiaries.

Currency and Financial Information

Unless otherwise stated, currency amounts in this prospectus are stated in United States dollars. References in this prospectus to “$” are to U.S. dollars and references to “Cdn$” are to Canadian dollars. The consolidated financial statements incorporated by reference into this prospectus and the documents incorporated by reference into this prospectus, and the financial data derived from those consolidated financial statements included in this prospectus, are presented in Canadian dollars.

The following table lists, for each period presented, the high and low exchange rates, the average of the exchange rates during the period indicated, and the exchange rates at the end of the period indicated, for one Canadian dollar, expressed in United States dollars, based on the noon exchange rate published by the Bank of Canada.

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	Nine Months ended September 30,	Year ended December 31,
	2013	2012	2011	2010
High for the period	$0.9833	$1.0299	$1.0583	$1.0054
Low for the period	$0.9455	$0.9599	$0.9430	$0.9278
End of period	$0.9723	$1.0051	$0.9833	$1.0054
Average for the period	$0.9645	$1.0004	$1.0111	$0.9709

On November 19, 2013, the Bank of Canada’s noon exchange rate was Cdn$1 = $0.9555.

On January 1, 2011, we adopted International Financial Reporting Standards (“IFRS”) for financial reporting purposes, using a transition date of January 1, 2010. Our annual audited consolidated financial statements for the year ended December 31, 2012, including 2011 and 2010 required comparative information, have been prepared in accordance with IFRS, as issued by the International Accounting Standards Board and interpretations of the International Financial Reporting Interpretations Committee. Our financial statements prior to the fiscal year ended December 31, 2010 were prepared in accordance with Canadian generally accepted accounting principles then in effect (“Canadian GAAP”). IFRS and Canadian GAAP differ from United States generally accepted accounting principles in certain respects, and therefore our financial statements may not be comparable to the financial statements of United States companies.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3, of which the prospectus forms a part. This prospectus does not contain all the information set out in the registration statement. For further information about us and the securities, please refer to the registration statement, including the exhibits to the registration statement. The exhibits to the registration statement provide more details of the matters discussed in this prospectus.

We are subject to the information requirements of the Exchange Act, and we therefore file reports and other information with the SEC. The reports and other information filed by us with the SEC may be read and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Copies of the same documents can also be obtained from the public reference room of the SEC in Washington by paying a fee. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a website (www.sec.gov) that makes available reports and other information that we file electronically with it, including the registration statement that we have filed with respect to the offering of these securities.

ENFORCEMENT OF CIVIL LIABILITIES

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated under the laws of the Province of British Columbia, Canada, that many of our officers and directors are residents of countries other than the United States, that some of the experts named in this prospectus are residents of countries other than the United States, and that some of our assets and the assets of said persons are located outside the United States.

In particular, it may be difficult to bring and enforce suits against us or said persons under U.S. federal securities laws. It may be difficult for U.S. holders of our common shares to effect service of process on us or said persons within the United States or to enforce judgments obtained in the United States based on the civil liability provisions of the U.S. federal securities laws against us or said persons.  In addition, a shareholder should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against us, our officers or directors, or other said persons, predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States, or (ii) would enforce, in original actions, liabilities against us, our officers or directors or other said persons predicated upon the U.S. federal securities laws or other laws of the United States.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents filed with or furnished to the SEC are specifically incorporated by reference into, and form a part of, this prospectus:

(a)	our Annual Report on Form 20-F for the fiscal year ended December 31, 2012, filed with the SEC on April 29, 2013;

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(b)	our Report of Foreign Issuer on Form 6-K containing interim financial statements and interim Management’s Discussion and Analysis for the three months ended March 31, 2013, furnished to the SEC on May 16, 2013;

(c)	our Report of Foreign Issuer on Form 6-K furnished to the SEC on June 21, 2013;

(d)	our Report of Foreign Issuer on Form 6-K containing interim financial statements and interim Management’s Discussion and Analysis for the three and six months ended June 30, 2013, furnished to the SEC on August 14, 2013;

(e)	the description of our common shares set forth in the amendment to our registration statement on Form 8-A, as filed with the SEC on February 15, 2012, including any further amendment to such registration statement or report filed for the purpose of amending such description; and

(f)	all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus but before the end of the offering of the securities pursuant to this prospectus.

In addition, all subsequent Annual Reports on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Form 10-Q or Form 8-K, that we file pursuant to the Exchange Act prior to the termination of this offering, are hereby incorporated by reference into this prospectus. Also, we may incorporate by reference future reports on Form 6-K that we furnish subsequent to the date of this prospectus by stating in those Form 6-Ks that they are being incorporated by reference into this prospectus.

Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, in one of those other documents or in any other later filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any such statement so modified shall not be deemed, except as so modified, to constitute a part of this prospectus. Any such statement so superseded shall be deemed not to constitute a part of this prospectus.

Any person receiving a copy of this prospectus, including any beneficial owner, may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference into this prospectus, except for the exhibits to those documents unless the exhibits are specifically incorporated by reference into those documents. Requests should be directed to our principal executive offices, Suite 598 – 999 Canada Place, Vancouver, British Columbia V6C 3E1, Canada, Attention: Chief Financial Officer; Telephone: (604) 638-5050.

RISK FACTORS

An investment in our securities is highly speculative and subject to a number of known and unknown risks. Only those persons who can bear the risk of the entire loss of their investment should purchase our securities. You should carefully consider the risk factors incorporated by reference to our Annual Report on Form 20-F for the fiscal year ended December 31, 2012 and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act and the risk factors and other information contained in any applicable prospectus supplement, before purchasing any of our securities.

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FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain “forward-looking statements” within the meaning of applicable securities legislation. Any statements that are not of historical fact and express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) may be forward-looking statements. Forward-looking statements concern such matters as our anticipated results and developments in our operations in future periods, planned exploration and, if warranted, development of our properties, plans related to our business and other matters that may occur in the future. Forward-looking statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

In particular, the forward-looking statements contained in this prospectus and the documents incorporated by reference into this prospectus concern, among other things:

•	drilling inventory, drilling plans and timing of drilling, re-completion and tie-in of wells;
•	productive capacity of wells, anticipated or expected production rates and anticipated dates of commencement of production;
•	drilling, completion and facilities costs;
•	results of our various projects;
•	ability to lower cost structure in certain of our projects;
•	our growth expectations;
•	timing of development of undeveloped reserves;
•	the performance and characteristics of our oil and natural gas properties;
•	oil and natural gas production levels;
•	the quantity of oil and natural gas reserves;
•	capital expenditure programs;
•	supply and demand for oil and natural gas and commodity prices;
•	the impact of federal, provincial, and state governmental regulation on our business;
•	expected levels of royalty rates, operating costs, general administrative costs, costs of services and other costs and expenses;
•	expectations regarding our ability to raise capital and to continually add to reserves through acquisitions, exploration and development;
•	treatment under governmental regulatory regimes and tax laws;
•	the renewal of our revolving credit facility; and
•	realization of the anticipated benefits of acquisitions and dispositions.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot assure you that our expectations, or the assumptions upon which they are based, will prove to be correct. We cannot guarantee future results, levels of activity, performance or achievements. Consequently, we do not represent that actual results achieved will be the same in whole or in part as those set out in the forward-looking statements included in this prospectus and in the documents incorporated by reference into this prospectus. Some of the assumptions on which our forward-looking statements are based are set out under “Risk Factors” and elsewhere in this prospectus and in the documents incorporated by reference into this prospectus. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

•	risks related to the marketability and price of oil and natural gas being affected by factors outside our control;
•	risks related to world oil and natural gas prices being quoted in U.S. dollars and our production revenues being adversely affected by an appreciation in the Canadian dollar;
•	risks related to our ability to execute projects being dependent on factors outside our control;
•	risks related to oil and gas exploration having a high degree of risk and exploration efforts failing;
•	risks related to cumulative unsuccessful exploration efforts;
•	risks related to oil and natural gas operations involving hazards and operational risks;
•	risks related to seasonal factors and unexpected weather;
•	risks related to competition in the oil and gas industry;

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•	risks related to the fact that we do not control all of the assets that are used in the operation of our business;
•	risks related to our ability to market oil and natural gas depending on our ability to transport the product to market;
•	risks related to high demand for drilling equipment;
•	risks related to title to our properties;
•	risks related to our ability to continue to meet our oil and gas lease or license obligations;
•	risks related to our ability to renew oil and gas leases and licenses;
•	risks related to our anticipated substantial capital needs for future acquisitions;
•	risks related to our cash flow from reserves not being sufficient to fund our ongoing operations;
•	risks related to covenants in issued debt restricting the ability to conduct future financings;
•	risks related to our being exposed to third party credit risks;
•	risks related to our being able to find, acquire, develop and commercially produce oil and natural gas;
•	risks related to our properties not producing as projected;
•	risks related to our estimated reserves being based upon estimates;
•	risks related to future oil and gas revenues not resulting in revenue increases;
•	risks related to our managing growth;
•	risks related to our being dependent on key personnel;
•	risks related to our operations being subject to federal, state, provincial, local and other laws, controls and regulations;
•	risks related to uncertainty regarding claims of title and right of aboriginal people;
•	risks related to environmental laws and regulations;
•	risks related to our facilities, operations and activities emitting greenhouse gases;
•	risks related to our not having paid dividends to date;
•	risks related to our stock price being volatile;
•	risks related to our being a foreign private issuer;
•	risks related to the issuance of additional common shares negatively affecting the market price;
•	risks related to not meeting the conditions for closing of our revolving credit facility; and
•	risks related to the warrants.

Statements relating to "reserves" or "resources" are deemed to be forward-looking statements, as they involve the implied assessment, based on certain estimates and assumptions that the resources and reserves described can be profitably produced in the future.

This list is not exhaustive of the factors that may affect the realization of the results contemplated by our forward-looking statements. Some of the important risks and uncertainties that could affect the realization of our expected results are described further under the section entitled “Risk Factors” in this prospectus, and in the documents incorporated by reference into this prospectus. If one or more of these risks or uncertainties materializes, or if our underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, believed, expected, estimated or projected. Forward-looking statements are not a prediction of future events or circumstances, and those future events or circumstances may not occur. Given these uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. Forward-looking statements are based upon our beliefs, opinions and expectations at the time they are made and speak only as of the date they are made, and we do not assume any obligation to update our forward-looking statements if those beliefs, opinions, expectations or other circumstances should change, except as required by applicable law. We qualify all the forward-looking statements contained in this prospectus and the documents incorporated by reference in this prospectus by the foregoing cautionary statements.

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DEJOUR ENERGY INC.

We are in the business of acquiring oil and gas properties worldwide and exploring for and developing commercial quantities of hydrocarbons on its properties where feasible. Our focus areas are:

•	The Peace River Arch of northeastern British Columbia and northwestern Alberta, Canada; and

•	The Piceance, Paradox, and Uinta Basins in the US Rocky Mountains.

Since inception, we have explored for oil and gas on our properties and “high-graded” our prospects and discoveries so as to establish oil and gas production as quickly as possible. This process involves:

•	Classification and prioritization of acreage based on economic promise, technical robustness, infrastructural and logistic advantage and commercial maturity;

•	Evaluation and development planning for “top tier” acreage positions with most promise for commerciality;

•	Sourcing the requisite financing via financial and industry contacts to place projects of merit into production; and

•	Meeting all production and related environmental timelines for the establishment of production on a timely basis.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds that we receive from the sale of the securities offered by this prospectus will be used by us for working capital and general corporate purposes. We have not allocated any portion of the net proceeds for any particular use at this time.  The net proceeds may be invested temporarily until they are used for their stated purpose.  Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.

Description of Common Shares

We are authorized to issue an unlimited number of common shares of which, as of November 19, 2013, 148,916,374 were issued and outstanding. Our common shares are entitled to one vote per share on all matters submitted to a vote of our shareholders, including the election of directors. Except as otherwise required by law, the holders of our common shares will possess all voting power. Generally, all matters to be voted on by shareholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all common shares that are present in person or represented by proxy. One holder of common shares issued, outstanding and entitled to vote, represented in person or by proxy, is necessary to constitute a quorum at any meeting of our shareholders.

The holders of our common shares are entitled to such dividends as may be declared from time to time by our board of directors from funds legally available therefor.

Upon liquidation, dissolution or winding up of our company, holders of common shares are entitled to receive pro rata our assets, if any, remaining after payments of all debts and liabilities.  No common shares have been issued subject to call or assessment.  There are no pre-emptive or conversion rights and no provisions for redemption or purchase for cancellation, surrender, or sinking or purchase funds attaching to our common shares.

In the event of any merger or consolidation with or into another company in connection with which our common shares are converted into or exchangeable for shares, other securities or property (including cash), all holders of our common shares will be entitled to receive the same kind and amount of shares and other securities and property (including cash).

There are no indentures or agreements limiting the payment of dividends on our common shares and there are no special liquidation rights or subscription rights attaching to our common shares.

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Alteration of Share Structure

We may alter our authorized share structure by directors’ resolution or ordinary resolution of our shareholders, in each case determined by our board of directors, to:

•	create one or more classes or series of shares or, if none of the shares of a series of a class or series of shares are allotted or issued, eliminate that class or series of shares;

•	increase, reduce or eliminate the maximum number of shares that we are authorized to issue out of any class or series of shares or establish a maximum number of shares that we are authorized to issue out of any class or series of shares for which no maximum is established;

•	subdivide all or any of our unissued, or fully paid issued, shares;

•	if we are authorized to issue shares of a class or shares with par value;

(i)	decrease the par value of those shares; or

(ii)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

•	change all or any of our unissued, or fully paid issued, shares with par value into shares without par value or any of our unissued shares without par value into shares with par value;

•	alter the identifying name of any of our shares; or

•	by ordinary resolution of our shareholders, otherwise alter our share or authorized share structure.

On June 14, 2013, our shareholders passed an ordinary resolution granting the board of directors the discretion to consolidate our common shares.

Dividends

As of the date of this prospectus, we have not paid any dividends to our shareholders. The declaration of any future dividends will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent factors. We currently do not intend to pay any dividends in the foreseeable future, but rather to reinvest earnings, if any, in our exploration activities.

Transfer Agent And Registrar

Our registrar and transfer agent for our common shares is Computershare Trust Company of Canada, located at 510 Burrard Street, Vancouver, British Columbia Canada V5K 1A1.

Trading of Our Common Shares

Our common shares are traded on the Toronto Stock Exchange and on the NYSE MKT, in both cases under the symbol “DEJ.” On November 19, 2013, the last reported sale price of our common shares on the Toronto Stock Exchange was Cdn$0.17 per common share and on the NYSE MKT was $0.17 per common share.

As of November 19, 2013, we had 177 record holders of our common shares.

Description of Warrants

We may issue warrants that entitle the holder to purchase common shares. Warrants may be issued independently or together with common shares, and may be attached to or separate from any offered securities. Each series of warrants may, at our discretion, be issued under a separate warrant agreement to be entered into between us and a warrant agent, which will be described in the prospectus supplement relating to the particular issue of warrants. Any warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

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The following description, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant and warrant agreement, which we will file with the SEC in connection with any offering of warrants.

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common shares that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number and price of common shares that may be purchased upon exercise of a warrant;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	any applicable material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder of the warrant to purchase common shares at the exercise price provided in the applicable prospectus supplement. The exercise price may be subject to adjustment upon the occurrence of events described in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement.  After the close of business on the expiration date, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the applicable prospectus supplement.

Prior to the exercise of any warrants to purchase common shares, holders of the warrants will not have any of the rights of holders of the underlying common shares, including the right to receive payments of dividends, if any, on the underlying common shares, or to exercise any applicable right to vote.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement or other documentation under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. The following description, and any description of the units included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable unit and unit agreement or other documentation under which a unit is issued, if any, which we will file with the SEC in connection with any offering of units.

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The prospectus supplement relating to a particular issue of units will describe, among other things:

•	the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions related to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	any applicable material U.S. federal income tax considerations; and

•	any material provisions of the governing unit agreement that differ from those described above.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Information regarding material United States federal income tax consequences to persons investing in the securities offered by this prospectus will be set forth in an applicable prospectus supplement.  You are urged to consult your own tax advisors prior to any acquisition of our securities.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways from time to time:

•	through underwriters or dealers for resale to the public or to institutional investors;

•	directly to a limited number of institutional purchasers or to a single purchaser;

•	through agents; or

•	if indicated in the prospectus supplement, pursuant to delayed delivery contracts, by remarketing firms or by other means.

Any dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act, and any discounts or commissions they receive from us and any profit they receive on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.  The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include:

•	the name or names of any underwriters, dealers, or agents;

•	the purchase price of such securities and the proceeds to us from such sale;

•	any underwriting discounts, agency fees, and other items constituting underwriters’ or agents’ compensation;

•	the public offering price;

•	any discounts or concessions that may be allowed or re-allowed or paid to dealers and any securities exchanges on which the securities may be listed; and

•	the securities exchange on which the securities may be listed, if any.

If underwriters are used in the sale of securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone.  Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent.  Further, unless otherwise so stated, the underwriters will be obligated to purchase all such securities if any are so purchased by them.  Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

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The securities may be sold directly by us or through agents designated by us from time to time.  Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by us to those agents, will be described in the applicable prospectus supplement.  Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.

If dealers are used in the sale of any securities, we will sell the securities to the dealers as principals.  Any dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  The name of any dealer and the terms of the transaction will be provided in the prospectus supplement with respect to the securities being offered.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase in accordance with a redemption or repayment pursuant to their terms or otherwise by one or more firms, which we refer to as the “remarketing firms,” acting as principals for their own accounts or as our agents, as applicable.  Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement.

Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed by them.

If indicated in the applicable prospectus supplement, we will authorize agents, underwriters, or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from us at the public offering price provided in the applicable prospectus supplement, plus, if applicable, accrued interest pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  Such contracts will be subject only to those conditions described in the applicable prospectus supplement, and the applicable prospectus supplement will provide the commission payable for solicitation of those contracts.

Underwriters will not be obligated to make a market in any securities.  We can give no assurance regarding the activity of trading in, or liquidity of, any securities.

Under agreements that may be entered into by us, underwriters, dealers, agents and remarketing firms who participate in the offer and sale of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, and applicable Canadian provincial securities legislation, or to contribution with respect to payments that such underwriters, dealers, agents or remarketing firms may be required to make in respect thereof. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Each series of securities will be a new issue and other than the common shares, which are quoted on the NYSE MKT and TSX, will have no established trading market.  We may elect to list any series of securities on an exchange, and in the case of the common shares, on any additional exchange, but unless otherwise specified in the applicable prospectus supplement, we are not obligated to do so.  Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  The securities may or may not be listed on a national securities exchange or a foreign securities exchange.  No assurance can be given as to the liquidity of the trading market for any of the securities.

The place, time of delivery, and other terms of the offered securities will be described in the applicable prospectus supplement.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

LEGAL MATTERS

Farris, Vaughan, Wills & Murphy LLP, Vancouver, B.C., Canada, has provided an opinion on the validity of the securities offered by this prospectus. Certain legal matters related to this prospectus will be passed upon on our behalf by Dorsey & Whitney LLP, Seattle, Washington and Vancouver, B.C., Canada, with respect to matters of United States law. Counsel named in the applicable prospectus supplement will pass upon legal matters for any underwriters, dealers or agents.

EXPERTS

The consolidated financial statements of the Company and its subsidiaries, which comprise the consolidated balance sheets as at December 31, 2012 and December 31, 2011 and the consolidated statements of comprehensive loss, changes in shareholders’ equity and cash flows for the years ended December 31, 2012, December 31, 2011 and December 31, 2010, have been incorporated by reference herein in reliance upon the report of BDO Canada LLP, an independent registered public accounting firm, given upon the authority of that firm as an expert in accounting and auditing.

Information relating to our oil and gas properties included or incorporated by reference herein has been derived from reports, statements or opinions prepared or certified by Deloitte LLP and Gustavson Associates, LLC, each independent petroleum engineering consultants retained by us.

12

 PROSPECTUS

DEJOUR ENERGY INC.

$25,000,000

Common Shares
Warrants
Units

November 19, 2013

PROSPECTUS SUPPLEMENT

DEJOUR ENERGY INC.

Units

                     , 2014